UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BARNES & NOBLE EDUCATION, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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2016 Proxy statement

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

August 17, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of Barnes & Noble Education, Inc. (the “Company”). The meeting will be held at 9:00 am, Eastern Time, on September 16, 2016 at the New York Marriott Downtown, 85 West Street, New York, NY 10006 (the “Annual Meeting”).

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and the Proxy Statement which follow. Also included are a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of the Board of Directors of the Company.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the approval, on an advisory basis, of a vote on compensation of the Company’s named executive officers every year, (iv) FOR the approval of amending the Company’s Equity Incentive Plan, and (v) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 29, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 16, 2016: The Proxy Statement and the Company’s 2016 Annual Report to Stockholders are available online at http://investor.bned.com.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble Education, Inc.’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

Sincerely,

MICHAEL P. HUSEBY Executive Chairman of the Board of Directors

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 16, 2016

The Annual Meeting of Stockholders of Barnes & Noble Education, Inc. (the “Company”) will be held at 9:00 am, Eastern Time, on September 16, 2016 at the New York Marriott Downtown, 85 West Street, New York, NY 10006 for the following purposes:

1.	To elect two directors to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote on an advisory (non-binding) vote on executive compensation;

3.	To vote on an advisory (non-binding) role on the frequency of holding an advisory (non-binding) vote on executive compensation;

4.	To vote on an amendment to the Company’s Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the plan by four million and to approve the material terms of the performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code;

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 29, 2017; and

6.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of common stock of the Company as of the close of business on August 2, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the approval, on an advisory basis, of a vote on compensation of the Company’s named executive officers every year, (iv) FOR the approval of the amendment to the Company’s Equity Incentive Plan, and (v) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 29, 2017.

Sincerely,

SUZANNE E. ANDREWS Vice President, General Counsel and Corporate Secretary Basking Ridge, New Jersey August 17, 2016

The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

BARNES & NOBLE EDUCATION, INC.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 16, 2016

INTRODUCTION

This Proxy Statement and enclosed proxy card are being furnished commencing on or about August 17, 2016 in connection with the solicitation by the Board of Directors (the “Board”) of Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), of proxies for use at its annual meeting of stockholders to be held on September 16, 2016 and any adjournment or postponement thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the approval, on an advisory basis, of a vote on compensation of the Company’s named executive officers every year, (iv) FOR the approval of amending the Company’s Equity Incentive Plan, and (v) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 29, 2017.

Stockholders Entitled to Vote

Only holders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on August 2, 2016 are entitled to notice of and to vote at the Meeting. As of the record date, 46,090,093 shares of Common Stock were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Meeting.

How to Vote

Your vote is very important to the Board no matter how many shares of our Common Stock you own. Whether or not you plan to attend the Meeting, we urge you to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock (including unvested restricted stock), you may vote your shares either by voting by proxy in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the approval, on an advisory basis, of a vote on compensation of the Company’s named executive officers every year, (iv) FOR the approval of amending the Company’s Equity Incentive Plan, and (v) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 29, 2017. If you submit your executed proxy card your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. If you later decide to attend the Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, which includes all matters on the agenda other than the ratification of the appointment of the independent registered public accountants. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Meeting, you must provide a “legal proxy” from your custodian at the Meeting.

Questions on How to Vote

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th

Floor New York, NY 10022

Stockholders may call toll-free: (888) 750-5834.

Banks and Brokers may call collect: (212) 750-5833

Quorum and Votes Required

Quorum

The presence in person or by proxy at the Meeting of the holders of shares of Common Stock of the Company having a majority of the voting power of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum.

Votes Required

The two nominees for director receiving the highest vote totals will be elected as directors of the Company.

Approval of the proposal regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal.

Approval of the proposal regarding approval, on an advisory basis, of the frequency of future advisory votes on executive compensation of the Company’s named executive officers requires the affirmative vote of a plurality of the votes cast on the proposal. Stockholders can vote for a frequency of future advisory votes on compensation of named executive officers every year, every 2 years, every 3 years or to abstain.

Because the votes on compensation of named executive officers and the frequency of future votes on executive compensation are advisory, they will not be binding upon the Board.

Approval of the amendment to the Company’s Equity Incentive Plan to increase the number of shares available for issuance under the plan and to approve the material terms of performance goals for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) requires the affirmative votes of the majority of shares present in person or represented by proxy and entitled to vote on the matter.

Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast on the proposal.

Withheld Votes, Abstentions and Broker Non-Votes

With respect to the proposal to elect directors, withheld votes and any “broker non-votes” are not counted in determining the outcome of the election. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

With respect to the proposal regarding approval, on an advisory basis, of compensation of the Company’s named executive officers, abstentions and any “broker non-votes” will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal regarding approval, on an advisory basis, of the frequency of future advisory votes on executive compensation of the Company’s named executive officers, abstentions and any “broker non-votes” will not be included in the vote cast and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal regarding an amendment to the Company’s Equity Incentive Plan, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “Against” the proposal. “Broker non-votes” are not considered entitled to vote on these proposals and will have no effect on the outcome of the votes.

With respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants, abstentions will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

Withheld votes, abstentions and any “broker non-votes” will be included in determining whether a quorum is present.

Attendance at the Annual Meeting

Attendance at the Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the record date and guests of the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Meeting, or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Meeting, you must also provide a “legal proxy” obtained from your custodian.

How to Revoke Your Proxy

Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by telephone, the Internet or mail) or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy and vote your shares in person at the Meeting; however, simply attending the Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by telephone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

ELECTION OF DIRECTORS-PROPOSAL 1

Introduction

The Board currently consists of seven directors. The directors are divided into three classes, currently consisting of two Class I members whose terms expire upon the election and qualification of their successors at the Meeting, three Class II directors whose terms expire at the 2017 annual meeting of stockholders and two Class III directors whose terms expire at the 2018 annual meeting of stockholders. The Board unanimously recommends using the enclosed proxy card to vote FOR each of the Board’s two nominees for director.

Information Concerning the Directors and the Board’s Nominees

Background information with respect to the Board and the Board’s nominees for election as directors appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age	Director Since	Position
Nominees for Election at the Meeting
Michael P. Huseby	61	2015	Executive Chairman
David A. Wilson*	75	2015	Director

Other Directors
Daniel A. DeMatteo*	68	2015	Director
David G. Golden*	58	2015	Director
Max J. Roberts	64	2015	Chief Executive Officer
John R. Ryan*	71	2015	Director
Jerry Sue Thornton*	69	2015	Director

*	Independent for purposes of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) corporate governance listing standards.

At the Meeting, two directors will be elected. Michael P. Huseby and David A. Wilson are the Board’s nominees for election as directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2019 and until his successor is elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected. However, if any nominee is unable to serve or for good cause will not serve, proxies may be voted for a substitute designated by the Board.

Mr. Golden, Mr. Roberts and Dr. Thornton serve as Class II directors, whose terms expire at the 2017 annual meeting of stockholders. Mr. DeMatteo and Vice Admiral Ryan serve as Class III directors, whose terms expire at the 2018 annual meeting of stockholders. Directors for each class will be elected at the annual meeting of the stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years.

Nominees for Election as Director

The following individuals are nominees for director at the Meeting. The Board unanimously recommends a vote FOR each of the below nominees for director using the enclosed proxy card.

Michael P. Huseby was a member of the board of directors of Barnes & Noble, Inc. (“Barnes & Noble”) from January 2014 and served as the Chief Executive Officer of Barnes & Noble until the complete legal and structural separation of the Company from Barnes & Noble on August 2, 2015 (the “Spin-Off”). He was elected to the Board of the Company and was appointed Executive Chairman effective August 2, 2015. Previously, Mr. Huseby was appointed Chief Executive Officer of NOOK Media LLC and President of Barnes & Noble in July 2013, and Chief Financial Officer of Barnes & Noble in March 2012. From 2004 to 2011, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Cablevision Systems Corporation, a leading telecommunications and media company, which was acquired by the Altice Group in June 2016. He served on the Cablevision Systems Corporation board of directors in 2000 and 2001. Prior to joining Cablevision, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Charter Communications, Inc., a large cable operator in the United States. Mr. Huseby served on the board of directors of Charter Communications from May 2013 through May 2016. From 1999 to 2002, Mr. Huseby served as Executive Vice President, Finance and Administration, of AT&T Broadband, a provider of cable television services. In addition, Mr. Huseby spent over 20 years at Arthur Andersen, LLP and Andersen Worldwide, S.C., where he held the position of Global Equity Partner. Mr. Huseby serves on the board of directors of CommerceHub, Inc., a cloud-based e-commerce fulfillment and marketing software platform company listed on Nasdaq and is chair of its audit committee and a member of its compensation committee.

Qualifications, Experience, Attributes and Skills. Mr. Huseby has more than 20 years of financial and executive experience, having served as a senior executive at Barnes & Noble, Cablevision Systems Corporation and AT&T Broadband.

Mr. Huseby’s experience also includes his service as a director and audit committee member of Charter Communications and as a member of Cablevision Systems Corporation’s Board of Directors. This experience allows Mr. Huseby to bring to the Board substantial knowledge and a wide range and depth of insights in telecommunications, technology, retail, financial and business matters.

David A. Wilson was elected to the Board in July 2015. Dr. Wilson served as a director of Barnes & Noble from October 2010 until the Spin-Off. From 1995 to December 2013, Dr. Wilson served as President and Chief Executive Officer of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education that provides the Graduate Management Admission Test (GMAT). From 2009 to 2010, Dr. Wilson was a director of Terra Industries Inc., a producer and marketer of nitrogen products, where he was a member of the audit committee. From 2002 to 2007, Dr. Wilson was a director of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), an operator of an international network of licensed campus-based and online universities and higher education institutions, where he was chairman of the audit committee beginning in 2003. From 1978 to 1994, Dr. Wilson was employed by Ernst & Young LLP (and its predecessor, Arthur Young & Company), serving as an Audit Principal through 1981, as an Audit Partner from 1981 to 1983 and thereafter in various capacities including Managing Partner, National Director of Professional Development, Chairman of Ernst & Young’s International Professional Development Committee and as a director of the Ernst & Young Foundation. From 1968 to 1978, Dr. Wilson served as a faculty member at Queen’s University (1968-1970), the University of Illinois at Urbana-Champaign (1970-1972), the University of Texas (1972-1978), where he was awarded tenure, and Harvard Business School (1976-1977). Dr. Wilson is also on the board of directors of CoreSite Realty Corporation, a publicly traded real estate investment trust, and serves as lead director, chair of the audit committee, and a member of the compensation committee. In November 2015, he was elected as Trustee of Johnson & Wales University, a not for profit institution, and serves as chair of its audit committee and as a member of its finance and budget committee.

Qualifications, Experience, Attributes and Skills. Dr. Wilson has a total of more than 30 years of executive and board-level experience, including serving on the boards of Terra Industries Inc. and Laureate Education, Inc. while those companies were involved in strategic transactions, as well as serving as President and Chief Executive Officer of the Graduate Management Admission Council. Dr. Wilson also has more than 16 years of financial and accounting expertise, including as an Audit Partner at Ernst & Young LLP (and its predecessor, Arthur Young & Company). This experience allows Dr. Wilson to bring to the Board substantial financial and accounting knowledge and valuable insights.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE USING THE ENCLOSED PROXY CARD.

Other Directors

Daniel A. DeMatteo was elected as a director in August 2015. Mr. DeMatteo has served as Gamestop, Inc.’s Director and Executive Chairman since June 2010, and previously held other roles with Gamestop, including Chief Executive Officer from August 2008 to June 2010, Vice Chairman and Chief Operating Officer from March 2005 to August 2008, and President and Chief Operating Officer of Gamestop or its predecessor companies since November 1996. Mr. DeMatteo has served as an executive officer in the video game industry since 1988.

Qualifications, Experience, Attributes and Skills. Mr. DeMatteo brings to the Board over 25 years of experience as an executive officer, including 19 years of experience growing Gamestop and its predecessor companies into the world’s largest multichannel video game retailer. As one of the founders of Gamestop, Mr. DeMatteo has demonstrated a record of leadership, innovation and achievement. With his experience in the roles of Executive Chairman, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer, Mr. DeMatteo provides the Board a unique and valuable perspective on corporate operations, strategy and business, including his perspective on the formula for success that has brought Gamestop to its current industry-leading position. The Board also benefits from Mr. DeMatteo’s entrepreneurial spirit and his extensive network of contacts and relationships within the retail industry.

David G. Golden was elected as a director in August 2015. Mr. Golden served as a director of Barnes & Noble from October 2010 until the Spin-Off. Mr. Golden has been a Managing Partner at Revolution Ventures, an early-stage venture affiliate of Revolution LLC, since January 2013. From March 2006 until December 2011, Mr. Golden was a Partner, Executive Vice President and Strategic Advisor at Revolution LLC, a private investment company. Mr. Golden also served as Executive Chairman of Code Advisors LLC, a private merchant bank focused on the intersections of technology and media from its founding in 2010 through 2012. Previously, Mr. Golden served in various senior positions over an 18-year period at JPMorgan Chase & Co. (“JPMorgan”), a financial services firm, and a predecessor company, Hambrecht & Quist Inc. (“Hambrecht & Quist”). Prior to that, Mr. Golden worked as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Golden is a member of the boards of Blackbaud, Inc. and Everyday Health Inc., where he currently serves on their respective audit committees. Mr. Golden also is a member of the advisory boards of Granite Ventures LLC, a technology venture capital firm, and Partners for Growth LLC, a venture lending firm, and is a board member of several private companies. He is a graduate of Harvard College and Harvard Law School, where he was an editor of The Harvard Law Review.

Qualifications, Experience, Attributes and Skills. Mr. Golden has over 20 years of technology and finance experience as an investment banker specializing in the technology sector at JPMorgan, Hambrecht & Quist, and more recently as a managing partner and executive of Revolution Ventures and Executive Chairman of Code Advisors LLC. Mr. Golden’s technology experience also includes his service as a director and Advisory Board member of several technology companies including Blackbaud, Inc., a global provider of software services specifically designed for nonprofit organizations. Mr. Golden’s finance experience at Hambrecht & Quist and JPMorgan included significant work with mergers, capital markets and principal investing, and he has participated as lead merger advisor, equity underwriter or investor on over 150 transactions. Given this experience, Mr. Golden brings to the Board substantial knowledge of the technology sector and meaningful insight into the financial, strategic and capital-related issues technology companies face.

Max J. Roberts serves as our Chief Executive Officer and was elected to the Board in August 2015. Mr. Roberts joined Barnes & Noble College in 1996 as President and became its Chief Executive Officer in August of 2013. Prior to joining Barnes & Noble, Mr. Roberts held senior executive positions at Petrie Retail and R.H. Macy & Company, Inc. Mr. Roberts started his professional career at the global public accounting firm of Touche Ross & Company (currently Deloitte). Mr. Roberts is a Certified Public Accountant and graduated cum laude with a degree in Accounting from Oklahoma Christian University.

Qualifications, Experience, Attributes and Skills. Mr. Roberts has served as either the President or CEO of Barnes & Noble College for 20 years. In this capacity, Mr. Roberts has executive oversight for all strategies and operations of the Company, as well as responsibility for financial results. In addition, having served in senior management positions at R.H. Macy & Company, Inc. and Petrie Retail for over 15 years, Mr. Roberts brings extensive experience in technology, consumer marketing, senior financial management and strategic initiatives. These combined experiences allow Mr. Roberts to bring to the Board substantial knowledge and a wide range and depth of insights in education, technology, retail, financial and business matters.

John R. Ryan was elected to the Board in July 2015. Vice Admiral Ryan served as director of Barnes & Noble from July 2014 until the Spin-Off. Vice Admiral Ryan joined the Center for Creative Leadership’s Board of Governors in 2002 and has served as its President and Chief Executive Officer since 2007. From 2005 to 2007, he served as Chancellor of the State University of New York. Previously, Vice Admiral Ryan served as President of the State University of New York Maritime College from 2002 to 2005, Interim President of the State University of New York at Albany from 2004 to 2005 and Superintendent of the United States Naval Academy, Annapolis, Maryland from 1998 to 2002. Vice Admiral Ryan served in the United States Navy from 1967 to his retirement in 2002, including as Commander of the Fleet Air Mediterranean from 1995 to 1998, Commander of the Patrol Wings for the United States Pacific Fleet from 1993 to 1995 and Director of Logistics for the US Command from 1991 to 1993. Vice Admiral Ryan is also the lead director of CIT Group, Inc. and was a director of Cablevision Systems Corporation from 2002 until it was acquired by the Altice Group in June 2016.

Qualifications, Experience, Attributes and Skills. Vice Admiral Ryan has a total of more than 35 years in military service, more than 10 years as a leader at major universities, and over a decade of executive and board-level experience, including his service as lead director of CIT Group. Vice Admiral Ryan has substantial experience serving on public company boards undergoing strategic transactions, such as separations, including serving as a director of Cablevision during its 2010 spinoff of Madison Square Garden, L.P., its 2011 spinoff of AMC Networks, Inc., and its 2013 sales of Clearview Cinemas and Optimum West to Bow Tie Cinemas and Charter Communications, respectively. This experience allows Vice Admiral Ryan to bring to the Board leadership and expertise in managing large complex organizations, and in particular the environment in which the Company operates.

Jerry Sue Thornton was elected as a director in August 2015. Dr. Thornton currently serves as Chief Executive Officer of Dream Catcher Educational Consulting, a consulting firm that provides coaching and professional development for newly selected college and university presidents. She previously served as President of Cuyahoga Community College from 1992 to 2013 (for which she is now President Emeritus). Prior to serving in that role, she was President of Lakewood College in Minnesota from 1985 to 1991. She also serves as a director of FirstEnergy Corp., Applied Industrial Technologies, Inc. and Republic Powdered Metals, Inc. (RPM, Inc.), and as a director of American Greetings Corporation from 2000 to 2013 until it became a private corporation.

Qualifications, Experience, Attributes and Skills. Dr. Thornton has extensive executive leadership and management experience in higher education as well as public corporate board experience. She served on boards such as National City Corporation (banking) and American Family Insurance as well as other public companies where she served on numerous key board committees. She is a recognized leader in the Northeast Ohio community and the State of Ohio. She has over 40 years of higher education work experience with 32 years in leadership positions. Dr. Thornton brings to the Board broad leadership and business skills, together with her extensive board service for public companies and community organizations.

CORPORATE GOVERNANCE

Meetings and Committees of the Board

The Board met eight (8) times during the Company’s fiscal year 2016, which ended April 30, 2016 (“Fiscal 2016”). All directors attended at least 75% of all meetings of the Board and committees of which he or she was a member.

Based on information supplied to it by the directors and the director nominees, the Board has affirmatively determined that each of Daniel A. DeMatteo, Jerry Sue Thornton, David G. Golden, John R. Ryan and David A. Wilson is “independent” under the listing standards of the NYSE, and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee. The responsibilities of the Audit Committee include, among other duties:

•	overseeing the quality and integrity of our financial statements, accounting practices and financial information we provide to the SEC or the public;

•	reviewing our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	selecting and appointing an independent registered public accounting firm;

•	pre-approving all services to be provided to us by our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•	reviewing and evaluating the qualification, performance, fees and independence of our registered public accounting firm;

•	meeting with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices, and other matters;

•	discussing with our independent registered public accounting firm and our management earnings releases prior to their issuance;

•	overseeing our internal audit function;

•	reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below); and

•	overseeing our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk management policies.

The Board has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Audit Committee currently are Dr. David A. Wilson (Chair), Daniel A. DeMatteo and David G. Golden. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Board has also determined that Dr. Wilson, Mr. DeMatteo and Mr. Golden each has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met nine (9) times during Fiscal 2016.

Compensation Committee. The responsibilities of the Compensation Committee include, among other duties:

•	setting and reviewing our general policy regarding executive compensation;

•	determining the compensation of our Chief Executive Officer and other executive officers;

•	approving employment agreements for our Chief Executive Officer and other executive officers;

•	reviewing the benefits provided to our Chief Executive Officer and other executive officers;

•	overseeing our overall compensation structure, practices and benefit plans;

•	administering our executive bonus and equity-based incentive plans; and

•	assessing the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hiring, approving the fees and overseeing the work of, and terminating the services of such advisors.

The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Compensation Committee currently are David G. Golden (Chair), Daniel A. DeMatteo, Vice Admiral John R. Ryan and Dr. Jerry Sue Thornton. All members of the Compensation Committee meet the independence standards of the NYSE. The members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)).

The Compensation Committee met six (6) times during Fiscal 2016. The Compensation Committee has engaged Mercer, an independent consulting firm, to provide information, analyses and advice regarding executive compensation and other matters. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see the “Compensation Discussion and Analysis-Roles of the Compensation Committee, Management and our Compensation Consultant in Determining the Compensation of our Named Executive Officers-Role of Compensation Consultant” section of this Proxy Statement.

Corporate Governance and Nominating Committee. The responsibilities of the Corporate Governance and Nominating Committee include, among other duties:

•	overseeing our corporate governance practices;

•	reviewing and recommending to our Board amendments to our committee charters and other corporate governance guidelines;

•	reviewing and making recommendations to our Board regarding the structure of our various Board committees;

•	identifying, reviewing and recommending to our Board individuals for election to the Board;

•	adopting and reviewing policies regarding the consideration of Board candidates proposed by stockholders and other criteria for Board membership; and

•	overseeing our Board’s annual self-evaluation.

The Board has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Corporate Governance and Nominating Committee currently are Vice Admiral John R. Ryan (Chair), Dr. Jerry Sue Thornton and Dr. David A. Wilson.

The Corporate Governance and Nominating Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE and our Corporate Governance and Nominating Committee Charter. The Corporate Governance and Nominating Committee met four (4) times during Fiscal 2016.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an employee of the Company, and none of them had a relationship requiring disclosure in this Proxy Statement under Item 404 of SEC Regulation S-K. None of the Company’s executive officers serves or in Fiscal 2016 served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board or the Company’s Compensation Committee.

Director Qualifications and Nominations

Minimum Qualifications

The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.

The Company does not have a specific policy regarding the diversity of the Board. Instead, the Corporate Governance and Nominating Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Nominating Process

Although the process for identifying and evaluating candidates to fill vacancies and/or expand the Board will inevitably require a practical approach in light of the particular circumstances at such time, the Board has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and independent third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members, Company management, independent third-party search firms or other sources.

After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidate(s), the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board.

When nominating a sitting director for re-election, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board and its committees and the director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder-Nominated Directors

In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board at a stockholder meeting if submitted by a stockholder in a timely manner. Any stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;
•	Name, age and address of candidate;

•	A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board;

•	A description of any arrangements or understandings between the candidate and the Company and/or the stockholder; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

In accordance with the charter of the Corporate Governance and Nominating Committee, in order for the Corporate Governance and Nominating Committee to consider a candidate submitted by a stockholder for election at a stockholder meeting, the Company must receive the foregoing information not less than 90 days, nor more than 120 days, prior to such meeting. The Company’s Corporate Secretary will promptly forward such materials to the Corporate Governance and Nominating Committee. The Company’s Corporate Secretary also will maintain copies of such materials for future reference by the Corporate Governance and Nominating Committee when filling Board positions.

Additionally, the Corporate Governance and Nominating Committee will consider stockholder nominated candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

Certain Board Policies and Practices

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines applicable to the members of the Board. The Board has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.bned.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

Board Leadership Structure; Lead Independent Director

The Chairman of the Board or the Executive Chairman is selected by the members of the Board, and may or may not be an officer of the Company. Currently, Mr. Huseby, an officer of the Company, serves as the Executive Chairman. The positions of the Executive Chairman and Chief Executive Officer (“CEO”) are separate and the CEO reports directly to the Executive Chairman, while Mr. Huseby reports directly to the Board. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Roberts to focus on his role as CEO of the Company while enabling Mr. Huseby to continue to provide leadership on policy at the Board level. Although the roles of CEO and Executive Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be determined by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

In addition, in accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board meeting. Independent directors also meet at least once a year in an executive session of only independent directors. Currently, all of the non-management directors are independent directors. Vice Admiral John R. Ryan is currently the Lead Independent Director. The Lead Independent Director, among other things, (a) acts as a liaison between the independent directors and the Company’s management, (b) presides at the executive sessions of non-management and independent directors, and has the authority to call additional executive sessions as appropriate, (c) chairs Board meetings in the Executive Chairman’s absence, (d) coordinates with the Executive Chairman on agendas and schedules for Board meetings, and information sent to the Board, reviewing and approving these as appropriate, and (e) is available for consultation and communication with major stockholders as appropriate.

Risk Oversight

The Board’s primary function is one of oversight. In connection with its oversight function, the Board oversees the Company’s policies and procedures for managing risk. The Board administers its risk oversight function primarily through its Committees. Board Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies and the Audit Committee reports to the Board on the Company’s enterprise risk assessment.

Communications Between Stockholders and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All Board members are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of July 18, 2016, unless otherwise indicated, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Five Percent Stockholders
Abrams Capital Management, L.P.(2)	8,771,492	19.01%
Leonard Riggio(3)	7,616,947	16.51%
Dimensional Fund Advisors LP(4)	3,628,863	7.87%
BlackRock, Inc.(5)	3,346,351	7.25%
Daniel Tisch(6)	3,161,212	6.85%
The Vanguard Group, Inc.(7)	2,592,353	5.62%
Directors and Named Executive Officers(8)
Daniel A. DeMatteo(9)	9,216	*
David G. Golden(9)	36,053	*
John R. Ryan(9)	12,625	*
Jerry Sue Thornton(9)	9,216	*
David A. Wilson(9)	36,053	*
Max J. Roberts(10)	274,028	*
Michael P. Huseby(10)(11)	245,077	*
Barry Brover(10)	63,776	*
Patrick Maloney(10)	116,969	*
Kanuj Malhotra(10)	53,415	*
All directors and executive officers as a group (19 persons)(12)	1,092,595	2.37%

*	Less than 1%.
(1)	Pursuant to SEC rules, shares of our Common Stock that an individual or group has a right to acquire within 60 days after July 18, 2016 pursuant to the vesting of restricted stock units are deemed to be beneficially owned by that individual or group and outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. Footnotes (10) and (12) sets forth the number of restricted stock units that are included as beneficially owned.
(2)	7,066,720 of the shares reported are held for the account of Abrams Capital Partners II, L.P., Abrams Capital, LLC may be deemed to beneficially own 8,300,904 of the shares reported, and David C. Abrams, Abrams Capital Management, L.P. and Abrams Capital LLC may be deemed to beneficially own all of such shares. The address of such persons is listed as 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116.
(3)	Mr. Riggio’s holdings are comprised of (a) 3,599,718 shares held by Mr. Riggio, (b) 1,464,134 shares owned by LRBKS Holdings, Inc. (a Delaware corporation beneficially owned by Mr. Riggio and his wife), (c) 2,102,812 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (d) 450,283 shares held in a rabbi trust established by Barnes & Noble, Inc. for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement. Mr. Riggio has no voting or dispositive control over the shares in the rabbi trust. The address of Mr. Riggio is in the care of Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.
(4)	The address of such persons is listed as Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	BlackRock, Inc. has the sole power to vote 3,266,265 shares and sole power to direct the disposition of 3,346,351 shares. The address of such persons is listed as 55 East 52nd Street, New York, New York 10001.
(6)	The address of such persons is listed as 460 Park Avenue, New York, New York 10022.
(7)	The Vanguard Group has sole power to vote 43,302 shares, sole power to direct the disposition of 2,549,936 shares and shared power to direct the disposition of 42,417 shares. The address of such persons is listed as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(8)	The address of all of the officers and directors listed above are in the care of Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey, 07920.
(9)	Of these shares, 9,216 are shares of restricted stock.
(10)	Includes for each officer the following restricted stock units that will vest on or before September 16, 2016, but do not currently have voting rights: Mr. Roberts-46,082; Mr. Huseby-38,402; Mr. Brover-9,696; Mr. Maloney-19,636 and Mr. Malhotra-6,400. Includes for each officer the following performance shares that have current voting rights, but are subject to forfeiture if certain performance goals are not attained: Mr. Roberts-106,355; Mr. Huseby-59,085; Mr. Brover-19,695; Mr. Maloney-60,425 and Mr. Malhotra-16,740. Does not include restricted stock units scheduled to vest after September 16, 2016.
(11)	Pursuant to a marital settlement agreement, Mr. Huseby has agreed to transfer to his former spouse 49,738 shares of Common Stock and 7,526 shares of Common Stock to be issued upon the vesting of restricted stock units. As of the record date, Mr. Huseby retained the power to vote such Common Stock pending transfer.
(12)	For directors and officers as a group, includes an aggregate of 46,080 shares of restricted stock held by directors; 176,159 restricted stock units that will vest on or before September 16, 2016 held by officers and 392,291 performance shares held by officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes the material elements of our compensation programs for our named executive officers (“NEOs”). For Fiscal 2016, our NEOs were:

Executive	Position
Max J. Roberts	Chief Executive Officer
Michael P. Huseby	Executive Chairman
Barry Brover	Chief Financial Officer
Kanuj Malhotra	Chief Strategy & Development Officer; Chief Operating Officer, Digital Education
Patrick Maloney	Executive Vice President and Chief Operating Officer; President, Barnes & Noble College

Executive Summary

Our executive compensation programs are designed to align with our business strategy; attract, retain, and engage the talent we need to compete in our industry, and align management with stockholders’ interests. Fiscal 2016 executive compensation largely reflected practices that were in effect when we spun off from Barnes & Noble, Inc., our former parent company (“Barnes & Noble”). We completed the legal and structural separation from Barnes & Noble on August 2, 2015 (the “Spin-Off”). In our first year as a standalone public company, our Compensation Committee has worked to adopt best practice governance policies and align pay with performance. We expect our policies and practices will continue to evolve in support of our ongoing business strategy and as we mature as a standalone public company.

Compensation and Governance Highlights

What we do	What we don’t do
Tie a majority of executive pay to performance-based and equity incentives	Pay current dividends or dividend equivalents on unearned restricted stock units

Align annual incentive payouts to clearly stated target performance levels	Permit option repricing without stockholder approval

Vest equity awards over time to promote retention and require a one-year minimum vesting period for equity awards	Provide significant perquisites

Pay severance or accelerate equity only upon termination of employment following a change in control (double trigger)	Pay tax gross ups to executives

Plan to conduct annual say-on-pay votes, as set forth in Proposal 3 of this Proxy Statement	Provide supplemental executive retirement benefits

Require one additional year of time-based vesting for performance shares following the achievement of performance measures	Permit hedging or pledging by executive officers or directors

Subject long-term incentives to a clawback policy

Pay and Performance Alignment in Fiscal 2016

Annual incentives for Fiscal 2016 were awarded based on Company EBITDA (as defined within) performance relative to a pre-defined target level. As described below in more detail, our Fiscal 2016 Company EBITDA performance was 102% of target, which yielded a payout factor of 100% of the target award allocated to the Company goal. In determining individual NEO awards, the Compensation Committee also considered individual performance.

Fiscal 2016 equity grants were delivered in restricted stock units to immediately align executives with stockholders’ interests, and to minimize dilution to stockholders.

Plans for Enhanced Pay-for-Performance Alignment in Fiscal 2017

The Compensation Committee has made the following changes effective for Fiscal 2017:

•	Adopted an executive compensation peer group that more appropriately reflects Barnes & Noble Education’s competitive market for talent;

•	Awarded performance shares in June 2016 that will vest based on company performance during Fiscal 2017—Fiscal 2018 with one additional year of time-based vesting;

•	Modified annual incentive pay and performance relationship to provide more rigorous performance objectives and corresponding payout opportunities; and

•	Adopted stock ownership guidelines for non-employee directors and plans to adopt guidelines for executives pending stockholder approval of Proposal 4 to amend the Equity Incentive Plan to increase the number of shares available for issuance and approval of performance goals for purposes of Section 162(m).

Background

In August 2015, we completed the legal separation from Barnes & Noble, at which time we began to operate as an independent publicly-traded company. Prior to the Spin-Off, we operated as Barnes & Noble College, a business segment of Barnes & Noble, and our executive officers participated in the Barnes & Noble’s compensation programs. Prior to the Spin-Off, Mr. Huseby served as the Chief Executive Officer of Barnes & Noble until he was appointed as our Executive Chairman as of August 2, 2015. Prior to the Spin-Off, Messrs. Roberts, Brover and Maloney served as officers of Barnes & Noble College. Mr. Malhotra was previously an employee of Barnes & Noble and was appointed as an executive officer of the Company in connection with the Spin-Off.

The compensation committee of the board of directors of Barnes & Noble determined the compensation of our NEOs, until the completion of the Spin-Off, including the setting of salaries and annual incentive compensation for Fiscal 2016. Our Compensation Committee has made all compensation decisions post-Spin-Off.

The philosophy, objectives and structure of our compensation program is similar to that of Barnes & Noble; however, our Compensation Committee has made modifications to the program and policies and anticipates that the program and policies will continue to evolve.

Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate and retain qualified executives. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for talent. At the same time, our Compensation Committee believes that a significant portion of the compensation paid to our executive officers should be tied to our performance, execution of our strategic plan and the value we create for stockholders.

The Compensation Committee’s objectives are to:

•	attract, retain, and motivate talented executives responsible for the success of our organization;

•	provide compensation to executives that is externally competitive, internally equitable, performance-based, and aligned with stockholder interests; and

•	ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

We structure compensation to be tied to performance. Annual incentive compensation for our executive officers is based on the Company’s financial results, as measured principally by Company EBITDA (earnings before interest, taxes, depreciation and amortization), as adjusted as described within, as well as each individual executive’s contribution to those results.

We use equity incentive awards as a retention incentive and to align the interests of executives with our stockholders’ interests. Beginning with awards made in June 2016, a portion of our equity incentive awards are in the form of performance shares that vest only upon the achievement of pre-established company performance goals.

Compensation Market References

In establishing compensation for Fiscal 2016, the Barnes & Noble compensation committee utilized the peer group for Barnes & Noble. Following the Spin-Off, our Compensation Committee worked with Mercer, its compensation consultant, to develop a peer group for the Company and will review the peer group on an annual basis. In support of its compensation philosophy, the Compensation Committee reviews the following: a) base salary; b) target short-term incentive; c) target total cash compensation; d) actual total cash compensation; e) long-term incentive; and f) target total direct compensation. Executives are matched to market positions based on titles, responsibilities and contributions to the Company. The Compensation Committee reviewed the market at the 25th, 50th and 75th compensation percentile levels of the peer group to determine an appropriate total value and mix of pay for executives.

Although no other public companies are directly comparable to the Company and its business, the Compensation Committee believes the Company competes with companies engaged in retail, education services, and outsourcing and consulting services for executive talent. The post Spin-Off peer group includes companies that are similar in size to the Company based on revenues and market capitalization and also companies with overlapping business model characteristics (e.g., education / technology focus, combination of products and services, strong relationships with business partners, go-to-market strategy, and geographic footprint) as follows:

Apollo Education Group Inc.	Houghton Mifflin Harcourt Co.
Barnes & Noble, Inc.	K12 Inc.
Broadridge Financial Solutions	Land’s End Inc.
Cabela’s Inc.	McGraw-Hill Education
Chegg Inc.	SP Plus Corp.
Convergys Corp.	Sykes Enterprises Inc.
Finish Line Inc.	Vitamin Shoppe Inc.
GNC Holdings Inc.	Wiley (John) & Sons

The Company’s revenue approximates the median of the peer group as shown below ($000):

	Peer Group Median	Barnes & Noble Education
Revenue - trailing 12 months as of 4/30/2016	$1,791	$1,808

However, peer group compensation is just one factor that is considered in determining compensation levels for our executive officers. We also consider: (a) the Company’s business performance; (b) each executive officer’s job responsibilities, experience, prior performance and anticipated future performance; (c) relative compensation among our executive officers; (d) industry-wide business conditions; and (e) the recommendations of our Executive Chairman and Chief Executive Officer (in the case of Messrs. Brover, Maloney and Malhotra).

Roles of the Compensation Committee, Management, and our Compensation Consultant in Determining the Compensation of our Named Executive Officers

Roles of the Compensation Committee and Management

The Compensation Committee is responsible for establishing, implementing and overseeing our compensation program, and reviews and approves our compensation philosophy and objectives. The Compensation Committee also annually reviews and approves annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, employment and severance agreements and any special or supplemental benefits for each of the NEOs and any other executives of the Company earning a base salary of $400,000 or more.

The compensation of our Executive Chairman and Chief Executive Officer is determined by the Compensation Committee in executive session. With respect to compensation for the Chief Executive Officer, the Executive Chairman reviews the Chief Executive Officer’s performance and provides input to the Compensation Committee. The Chief Executive Officer reviews the performance of each of our other executive officers and makes compensation recommendations to the Compensation Committee. The Compensation Committee considers all key elements of compensation separately and also reviews the full compensation package afforded by the Company to executive officers.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist it with its responsibilities related to the Company’s executive compensation programs and the director compensation program. Mercer’s engagement by the Compensation Committee includes reviewing and recommending the structure of our compensation program and advising on all significant aspects of executive compensation, including base salaries, annual incentives and long-term equity incentives for executives. At the request of the Compensation Committee, Mercer collects relevant market data to allow the Compensation Committee to compare components of our compensation program to those of our peers, provides information on executive compensation trends and implications for us and makes other recommendations to the Compensation Committee regarding certain aspects of our executive compensation program. Our management, our Chief Executive Officer and our Chief Human Resources Officer, and the chair of the Compensation Committee, meet with representatives of Mercer before meetings of the Compensation Committee. In making its final decision regarding the form and amount of compensation to be paid to executives, the Compensation Committee considers the information gathered by and recommendations of Mercer. Mercer has also advised the Compensation Committee on our compensation program for non-employee directors. Mercer’s fees for executive and director compensation consulting to the Compensation Committee in Fiscal 2016 were approximately $165,000. In Fiscal 2016, Mercer was also engaged by the Company to provide consulting services related to employee benefits and to assist the Company in structuring its Human Resources function as a stand-alone company for which it received fees of $155,000. The Company paid $287,000 to Marsh & McLennan Companies, Inc. the parent company of Mercer, for broker services. The Compensation Committee has assessed the independence of Mercer taking into account the following factors identified by the SEC and NYSE as bearing upon independence: (i) Mercer’s provision of other services to the Company; (ii) the fees Mercer received for such services as a percentage of the revenues of Marsh & McLennan, Mercer’s parent; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultants with a member of the Compensation Committee; (v) any of our stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultants or Mercer with any of our executive officers, and concluded that no conflict of interest exists with respect to the Compensation Committee’s engagement of Mercer.

Overview of Compensation Program Design

Elements of Pay

Our compensation structure is primarily composed of base salary, performance-based annual incentive compensation and long-term equity incentives. The mix of Fiscal 2016 target total direct compensation was as follows:

(1)	Reflects the average pay mix of the NEOs excluding the Chief Executive Officer and the Executive Chairman. The Executive Chairman is excluded because for Fiscal 2016 his compensation structure did not include participation in the annual incentive plan.

Note that Annual Incentive reflects Fiscal 2016 target opportunity and Long-term Incentive reflects Fiscal 2016 target value on grant date. The total direct compensation mix does not include discretionary bonuses or retention payments.

Base Salary

We pay our NEOs a base salary to provide them with a guaranteed minimum compensation level for their services. An NEO’s base salary is determined by evaluating the external competitive marketplace, internal equity and individual contributions. In Fiscal 2016 prior to the Spin-Off, Barnes & Noble established the base salaries for all of the NEOs.

Executive Name	Base Salary in Fiscal 2016
Max J. Roberts	$900,000
Michael P. Huseby	$500,000
Barry Brover	$505,000
Kanuj Malhotra	$523,400	(1)
Patrick Maloney	$767,000

(1)	This amount reflects an increase during Fiscal 2016 to Mr. Malhotra’s salary of $515,000 to offset the elimination of a monthly car allowance.

Performance-Based Annual Incentive Compensation

In Fiscal 2016, our NEOs, other than Mr. Huseby, were granted performance-based annual incentive compensation opportunities. The target award under the plan is expressed as a percentage of base salary as follows: Mr. Roberts-150%, Mr. Brover-75%, Mr. Malhotra-70%., and Mr. Maloney-125%. Mr. Huseby did not participate in the annual incentive plan. For Messrs. Roberts, Brover and Maloney, 75% of the target award was determined based on the achievement of actual Company EBITDA relative to target Company EBITDA and 25% of the target award was determined based upon the achievement of individual business goals. For Mr. Malhotra the target award was allocated 50% to Company EBITDA and 50% to individual business goals. The participants had the opportunity to earn up to 117% of the Company EBITDA component and 100% of the individual component (125% for Mr. Maloney).

Fiscal 2016 Performance Targets and Actual Results. Set forth below is a chart showing the payout scale on which the Company EBITDA portion of annual incentive compensation was based.

Company EBITDA* Performance Relative to Target	Payout Percentage (% of Target Payout)
Less than 84% of Target	0%
84% to less than 88%	50%
88% to less than 92%	75%
92% to less than 108%	100%
108% to less than 112%	105%
112% or more	117%

Set forth below is a chart showing the target and actual Company EBITDA results for Fiscal 2016. The chart also shows how actual Company EBITDA results correlate to a percentage of target and translate into a percentage of target pay. Based on actual Company EBITDA, the NEOs earned a payout of 100% of the Company EBITDA component.

	Target ($) (in millions)	Actual ($) (in millions)	% Target Achieved	% Target Pay
Company EBITDA *	$102.6	$104.9	102.2%	100%

*	Company EBITDA is used in our compensation programs and is presented in order to show the correlation between these financial measures and compensation to our NEOs. Both target Company EBITDA and actual Company EBITDA were determined by using Adjusted EBITDA, as calculated and reported in the Company’s SEC filings and disclosure, further adjusted to exclude certain costs relating to the Spin-Off, the Company’s operation as a stand-alone company and stock-based compensation. For a reconciliation of Adjusted EBITDA to net income and discussion of the Company’s use of Adjusted EBITDA, please refer to page 37 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

Fiscal 2016 Individual Performance Results and Incentive Payouts. Our Compensation Committee determined that our NEOs had achieved the individual performance goals discussed below. Messrs. Roberts, Brover, and Malhotra could earn a maximum payout of 100%, and Mr. Maloney, 125%, of the amount targeted for individual performance.

Mr. Roberts. The Compensation Committee noted that under Mr. Roberts’ leadership in Fiscal 2016 the Company became a stand-alone public reporting company requiring the hiring or transfer of several employees and management of new functions, such as investor relations, SEC reporting and tax. Mr. Roberts also oversaw both the restructuring of the Company’s digital strategy and significant acquisitions. The Committee approved an individual payout at 100% of target.

Mr. Brover. The Compensation Committee considered Mr. Brover’s role in successfully implementing and leading the necessary functions for the Company to operate as a stand-alone public reporting company. In addition, Mr. Brover was part of the leadership team responsible for setting-up and implementing a new pilot store program. The Committee approved an individual payout at 100% of target. In recognition of Mr. Brover’s efforts in connection with the Spin-Off, the Committee also approved a discretionary bonus of $150,000.

Mr. Maloney. The Compensation Committee focused on Mr. Maloney’s contribution to generating new business by signing and opening 39 new stores with estimated first year annual sales totaling $64 million and signing 32 additional stores to be opened in fiscal year 2017 with estimated first year annual sales of $109 million. In addition, General Merchandise web sales grew by 25.1%. The Committee approved an individual payout at 97.5% of target because the target established for new business was not achieved.

Mr. Malhotra. The Compensation Committee recognized Mr. Malhotra’s contributions in the restructuring of the Company’s digital business, including the acquisition of LoudCloud Systems, Inc. and the entry into a relationship with VitalSource. The Committee approved an individual payout at 100% of target. In addition, in recognition of his significant contributions in transactional activity and execution of the Company’s strategic plan, the Committee approved a discretionary bonus of $200,000.

Fiscal 2016 Performance-Based Annual Incentive Compensation Payment Amounts. Set forth below is a chart showing target, maximum and actual Fiscal 2016 performance-based annual incentive compensation for our NEOs.

Name	EBITDA / Individual Weighting	Target Annual Incentive ($)	Maximum Annual Incentive ($)(1)	Actual EBITDA Payout	Actual Individual Performance Payout	Actual Total Payout	Total Payout as a % of Target
Max J. Roberts	75% / 25%	$1,350,000	$1,522,125	$1,012,500	$337,500	$1,350,000	100%
Barry Brover	75% / 25%	$378,750	$427,041	$284,063	$94,687	$378,750	100%
Kanuj Malhotra	50% / 50%	$366,380	$397,522	$183,190	$183,190	$366,380	100%
Patrick Maloney	75% / 25%	$958,750	$1,140,912	$719,063	$215,718	$934,781	97.5%

(1)	The maximum award that can be earned is equal to the sum of (a) 117% of target award for the Company EBITDA component and (b) 100% of target for the individual component (125% for Mr. Maloney).

The performance-based annual incentive awards earned by our NEOs under the annual incentive plans for Fiscal 2016 are set forth in the “Summary Compensation Table” on page 23. The threshold, target and maximum incentive award opportunities for each of our NEOs for Fiscal 2016 are set forth in the “2016 Grants of Plan-Based Awards Table” on page 24. The $150,000 and $200,000 discretionary bonuses granted to Mr. Brover and Mr. Malhotra, respectively, are set forth in the “Summary Compensation Table” under “Bonus.”

Pursuant to his employment agreement, Mr. Huseby is entitled to a discretionary bonus to be determined by the Compensation Committee. For Fiscal 2016, the Compensation Committee approved a bonus of $1,000,000 to Mr. Huseby in recognition of his leadership in the strategic direction of the Company.

Long-Term Equity Incentives

In September 2015, following the Spin-Off, our Compensation Committee granted restricted stock units to certain of our employees, including each of our NEOs, under the Company’s Equity Incentive Plan. Each restricted stock unit represents the right to receive one share of the Company’s Common Stock upon vesting. The restricted stock units vest in three equal installments over a three-year period.

Name	Restricted Stock Units Granted		Market Value ($)
Max J. Roberts	138,248		$1,799,989
Michael P. Huseby	115,207		$1,499,995
Barry Brover	29,089		$378,739
Kanuj Malhotra	19,201	(1)	$249,997
Patrick Maloney	58,909		$766,995

(1)	In addition, the Compensation Committee approved a grant of 10,000 restricted stock units with a fair market value of $100,400 for Mr. Malhotra in March 2016 in connection with his promotion to Chief Operating Officer, Digital Education.

The Committee believes that the use of restricted stock units (as opposed to stock options) as the primary form of equity compensation for our NEOs more closely aligns the interests of these executives with those of our stockholders, provides better retention incentives, and minimizes dilution to stockholders. The Compensation Committee intends to continue to grant time-based restricted stock units as a portion of the equity awards to promote retention. However, in carrying out its goal of tying compensation to Company performance, a portion of the awards granted in Fiscal 2017 were in the form of performance shares that will only vest to the extent certain pre-established Adjusted EBITDA and New Business goals are achieved over the two-year period beginning May 1, 2016 and ending April, 28, 2018. Shares earned after the two-year period will be subject to an additional one-year vesting period.

Additionally, outstanding restricted stock units held by the NEOs payable in shares of Barnes & Noble common stock were converted into a restricted stock unit award payable in our Common Stock on the same terms and conditions as were applicable under such Barnes & Noble restricted stock units immediately prior to the Spin-Off.

Other Components of Compensation

401(k) Plan. Each of our NEOs is entitled to participate in our tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The 401(k) plan provides our employees, including our NEOs, with a means for accumulating tax-deferred savings for retirement purposes. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Code, the contribution of any participating employee is limited to the lesser of 75% of annual salary before taxes or a maximum dollar amount ($18,000 for 2016), subject to a $6,000 increase for participants who are age 50 or older. The amount of Barnes & Noble’s and the Company’s matching contributions for each of our NEOs is set forth in footnotes to the “Summary Compensation Table” on page 23.

Limited Perquisites and Other Compensation. The Company’s NEOs are only entitled to the limited perquisites set forth in their employment agreements and disclosed in the footnotes to the “Summary Compensation Table “on page 23.

Severance and Change of Control Payments and Benefits. The Company has employment agreements with each of Messrs. Roberts, Huseby, Brover, and Maloney. Mr. Malhotra does not have an employment agreement but has similar severance and change in control benefits as outlined in an employment offer letter agreement. The agreements provide for certain severance payments and benefits upon termination of employment by the Company without cause or by the NEO for good reason (including upon termination within two years following a change of control). The triggering events that would have resulted in the severance payments and benefits and the amount of those payments and benefits were selected to provide our NEOs with financial protection upon loss of employment in order to support our executive retention goals and to enable our NEOs to focus on the interests of the Company in the event of a potential change of control. The Compensation Committee believes that the terms of the employment agreements, including triggering events and amounts payable, are competitive with severance protection being offered by other companies with whom we compete for highly qualified executives. The compensation that could be received by each of our NEOs upon termination or change of control is set forth in the “Potential Payments Upon Termination or Change of Control Table” on page 29. The material terms of these agreements are described in the “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table-Employment Agreements with our NEOs.”

Prohibition on Hedging and Pledging Transactions

The Company’s Insider Trading Policy prohibits directors and executive officers of the Company from hedging their ownership of Company stock, including selling Company stock short, buying or selling puts or calls or other derivative instruments related to Company stock.

Additionally, pledging of Company stock, purchasing Company stock on margin or incurring any indebtedness secured by a margin or similar account in which Company stock is held is prohibited by directors and executive officers without prior approval of the Audit Committee.

Executive and Director Stock Ownership Guidelines

The Board of Directors has adopted Director Stock Ownership Guidelines, which require each non-employee director to maintain a minimum stock ownership amount equal to four times the annual cash retainer of $65,000, which currently equals $260,000. Directors have a three-year period to achieve the minimum ownership level. Shares beneficially owned by the Director and vested shares or units are deemed to be owned. The Compensation Committee plans to establish stock ownership guidelines for executive officers during Fiscal 2017.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1.0 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as “performance-based compensation” within the meaning of the Code. The Company was able to rely on transitional rules under Section 162(m) available to companies that become publicly traded.

We are seeking stockholder approval of the list of performance criteria that may be used for purposes of granting performance awards under the Equity Incentive Plan, which approval is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code. We expect that the Compensation Committee will consider the deductibility of compensation, but will be fully authorized to approve compensation that may not be deductible when it believes that such payments are appropriate to attract and retain executive talent.

The Compensation Committee also considers the accounting consequences to the Company of compensation decisions and impact of equity awards on stockholder dilution.

Compensation Committee Report

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee as of that date recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

David G. Golden (Chair)
Daniel A. DeMatteo
John R. Ryan
Jerry Sue Thornton

OTHER COMPENSATION RELATED INFORMATION

Summary Compensation Table

Unless otherwise stated, the compensation tables included in this section reflect amounts paid or payable or awards granted to our NEOs by the Company under the Company’s compensation plans and programs during Fiscal 2016, which ended April 30, 2016. For Messrs. Roberts, Brover, and Maloney, all of whom were officers of Barnes & Noble College, an operating subsidiary of Barnes & Noble, Inc., amounts for 2016, 2015 and 2014 include payments by Barnes & Noble, Inc. prior to the Spin-Off. Following the completion of the Spin-Off, our NEOs received compensation and benefits under our compensation plans and programs.

Name and Principal Position	Fiscal Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Bonus (4)	All Other Compensation (5)	Total
Max J. Roberts	2016	$896,154	$1,799,989	$1,350,000	$—	$46,912	$4,093,055
Chief Executive Officer	2015	$840,981	$—	$1,437,563	$—	$47,452	$2,325,996
	2014	$788,019	$2,952,000	$873,045	$—	$31,119	$4,644,183
Michael P. Huseby (6)	2016	$375,000	$1,499,995	$—	$1,000,000	$32,019	$2,907,014
Executive Chairman
Barry Brover	2016	$501,923	$378,739	$378,750	$489,998	$41,302	$1,790,712
Chief Financial Officer	2015	$481,154	$—	$410,128	$—	$41,411	$932,693
	2014	$461,058	$664,200	$259,325	$—	$31,450	$1,416,033
Kanuj Malhotra (7)	2016	$389,158	$350,397	$366,380	$577,775	$13,566	$1,697,276
Chief Strategy & Development Officer; Chief Operating Officer, Digital Education
Patrick Maloney	2016	$761,615	$766,995	$934,781	$377,775	$37,136	$2,878,302
Executive Vice President and Chief Operating Officer; President, Barnes & Noble College	2015	$724,308	$—	$1,031,663	$—	$35,743	$1,791,714
	2014	$684,385	$738,000	$751,905	$—	$32,260	$2,206,550

(1)	This column represents base salary earned during Fiscal 2016.
(2)	This column represents the aggregate grant date fair value of stock awards granted in Fiscal 2016, Fiscal 2015 and Fiscal 2014, respectively, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation (“ASC 718”). The 2016 stock awards value is determined to be the fair market value of the underlying Company shares on the grant date, which is determined based on the closing price of the Company’s Common Stock on the grant date. None of the NEOs received stock awards in Fiscal 2015. The 2014 stock award value is determined to be the fair market value of the underlying Barnes & Noble shares on the grant date, which is determined based on the closing price of Barnes & Noble’s common stock on the grant date. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the NEO.
(3)	This column represents the dollar value of performance-based annual incentive compensation earned for performance in Fiscal 2016, Fiscal 2015 and Fiscal 2014, respectively.
(4)	This column represents discretionary bonuses of $1,000,000, $150,000, and $200,000 paid to Messrs. Huseby, Brover, and Malhotra, respectively, and retention payments of $339,998, $377,775, and $377,775 paid to Messrs. Brover, Malhotra, and Maloney, respectively, in accordance with retention bonus agreements entered into in February 2014 prior to the Spin-Off.

(5)	This column represents the value of all other compensation, as detailed in the table below.
(6)	Mr. Huseby was appointed to Executive Chairman effective August 2, 2015 and was not an officer of Barnes & Noble College prior to his appointment.
(7)	Mr. Malhotra became an executive officer of the Company effective July 22, 2015.

All Other Compensation Table

Name	Fiscal Year	Long-Term Disability Insurance(1)	Life and AD&D Insurance(2)	Car Allowance	401(k) Company Match	Total Other Income
Max J. Roberts	2016	$12,874	$6,346	$18,000	$9,692	$46,912
	2015	$12,874	$6,309	$18,000	$10,269	$47,452
	2014	$1,560	$1,230	$18,000	$10,329	$31,119
Michael P. Huseby	2016	$13,086	$12,010	$—	$6,923	$32,019
Barry Brover	2016	$9,690	$3,012	$18,000	$10,600	$41,302
	2015	$9,690	$2,975	$18,000	$10,746	$41,411
	2014	$1,640	$348	$18,000	$11,462	$31,450
Kanuj Malhotra	2016	$—	$66	$2,900	$10,600	$13,566
Patrick Maloney	2016	$8,143	$393	$18,000	$10,600	$37,136
	2015	$6,295	$356	$18,000	$11,092	$35,743
	2014	$1,900	$348	$18,000	$12,012	$32,260

(1)	This represents the premiums paid by the Company for the long-term disability insurance.
(2)	This represents the premiums paid by the Company for life and accidental death and dismemberment insurance.

2016 Grants of Plan-Based Awards Table

The following table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs by the Company during Fiscal 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock Awards ($)
		Target ($)	Maximum (2) ($)
Max J. Roberts	9/16/15	$1,350,000	$1,522,125	138,248	$1,799,989
Michael P. Huseby	9/16/15	N/A	N/A	115,207	$1,499,995
Barry Brover	9/16/15	$378,750	$427,041	29,089	$378,739
Kanuj Malhotra	9/16/15	$366,380	$397,522	19,201	$249,997
	3/16/16			10,000	$100,400
Patrick Maloney	9/16/15	$958,750	$1,140,912	58,909	$766,995

(1)	These columns represent the target payout level and maximum payout level for the performance-based incentive compensation awards under the Company’s Annual Incentive Plan. For additional information regarding the performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis-Overview of Compensation Program Design, Performance-Based Annual Incentive Compensation” section of this Proxy Statement.
(2)	The maximum amounts shown in the column reflect values derived from each NEO’s target incentive compensation percentage of salary. For additional information regarding the performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis-Overview of Compensation Program Design, Performance-Based Annual Incentive Compensation” section of this Proxy Statement.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements with the Named Executive Officers

The Company has entered into an employment agreement with each of the NEOs, other than Mr. Malhotra, and compensation of each of these NEOs is based on their respective employment agreement, as well as their job responsibilities. The Company entered into an employment agreement with Mr. Huseby on June 26, 2015 in connection with the Spin-Off. The Company entered into an employment agreement with Mr. Roberts on June 25, 2015, and with each of Messrs. Brover and Maloney on June 24, 2015. The employment agreements with these NEOs provide severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control). Each employment agreement continues for three years with respect to Messrs. Roberts, Brover, and Maloney and continues for two years with respect to Mr. Huseby. All agreements renew automatically for one year unless the party gives notice of non-renewal at least three months prior to automatic renewal.

The Company entered into a letter agreement with Mr. Malhotra on July 22, 2015. The letter agreement also provides Mr. Malhotra with severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control). Mr. Malhotra is employed at will.

Employment Agreements-General Provisions

Pursuant to their employment agreements, the annual base salaries of Messrs. Roberts, Huseby, Brover, and Maloney, can be no less than $900,000, $500,000, $505,000, and $767,000, respectively, during the terms of their employment. With respect to Messrs. Roberts, Brover, and Maloney, the NEO is eligible for a minimum target annual incentive compensation award of 150%, 75%, and 125%, of his base salary, respectively. Mr. Huseby is entitled to receive annual bonus compensation as determined by the Compensation Committee. The annual base salary of Mr. Malhotra can be no less than $515,000 during the term of his employment, and he is eligible for a minimum target annual incentive compensation award of 70% of his base salary.

The employment agreements also provide that the NEO is eligible for grants of equity-based awards under the Barnes & Noble Education, Inc. Equity Incentive Plan. With respect to Messrs. Roberts, Brover, Maloney, and Malhotra, the amounts of such grants are determined by the Compensation Committee, and with respect to Mr. Huseby, the amount of such equity award shall have an aggregate target value of 300% of his base salary. The employment agreements provide for a $1,500 monthly car allowance, with the exception of Mr. Huseby and Mr. Malhotra. The employment agreements for Messrs. Roberts, Brover, Maloney and Huseby also provide for $1,000,000 of life insurance and long-term disability (providing for monthly payments of $12,800) payable during the disability period through the earlier of death or the attainment of age 65. Each of our NEOs is entitled to all other benefits afforded to executive officers and employees of the Company.

Under their respective employment agreements or letter agreements with the Company, our NEOs are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during each of the employment terms of Messrs. Roberts, Brover, Maloney, and Huseby and for the two-year period following the termination of employment of Messrs. Roberts, Brover, Maloney, and Huseby.

Mr. Malhotra is restricted by a non-competition and non-solicitation covenant during his term of employment and for a one-year period thereafter. The confidentiality and non-disparagement covenants apply during the term of each respective employment agreement of each NEO and at all times thereafter.

Employment Agreements-Severance and Change of Control Benefits

The employment agreements provide that the employment of Messrs. Roberts, Brover, Maloney and Huseby may be terminated by the Company upon death or disability or for “cause”, and by the NEO without “good reason”. If the employment of Messrs. Roberts, Brover, Maloney, or Huseby is terminated by the Company upon death, disability or for “cause,” or by the NEO without “good reason”, the NEO is entitled to payment of base salary through the date of death, disability or termination of employment.

If the employment of the NEO is terminated by the Company without “cause” or by the executive for “good reason,” the NEO is entitled, provided he signs a release of claims against the Company, to a lump-sum severance payment equal to two-times (or, in the case of Messrs. Brover, Maloney, and Malhotra, one times) (a) annual base salary, (b) the average annual incentive compensation paid to him with respect to the preceding three completed years, and (c) the cost of benefits.

Further, if the employment of the NEO is terminated by the Company without “cause” or by the NEO for “good reason” within two years (or the remainder of his term of employment under his employment agreement, whichever is longer) following a “change of control” of the Company, the NEO is entitled, regardless of whether he signs a release of claims against the Company, to a lump-sum severance payment equal to three times (or, in the case of Messrs. Brover, Maloney, and Malhotra two times; (a) annual base salary, (b) the average annual incentive compensation paid to him with respect to the preceding three completed years, and (c) the cost of benefits. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, the severance benefits for an NEO would be reduced if such reduction would result in a greater after-tax benefit to him.

Except as otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award such award will continue in accordance with its applicable terms and will not be accelerated. Under the restricted stock unit award agreements, if the holder were terminated other than for “cause” at any time following a change of control, then the unvested restricted stock units underlying the award would immediately vest.

Under the award agreements executed under the Barnes & Noble Education, Inc. Equity Incentive Plan, “change of control” generally has the same meaning as provided under the Barnes & Noble Education, Inc. Equity Incentive Plan and means any of the following: (a) a change in the ownership of the Company; (b) a change in the effective control of the Company; or (c) a change in the ownership of a substantial portion of the Company’s assets, in each case, within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

Under the restricted stock unit award agreements, “cause” generally means (a) a material failure by the holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the holder failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (b) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

The estimated payments to be made by the Company to our NEOs in the event of a change of control are set forth below in the “Potential Payments Upon Termination or Change of Control Table”.

Employment Agreements-Defined Terms

“Cause”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) the NEO engaging in intentional misconduct or gross negligence that, in either case, is injurious to the Company; (b) the NEO’s indictment, entry of a plea of nolo contendere or conviction by a court of competent jurisdiction with respect to any crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (c) any gross negligence, intentional acts or intentional omissions by the NEO that constitute fraud, dishonesty, embezzlement or misappropriation in connection with the performance of the NEO’s duties and responsibilities; (d) the NEO engaging in any act of intentional misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (e) the NEO’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects the NEO’s job performance; (f) the NEO’s willful failure or refusal to properly perform the duties, responsibilities or obligations of the NEO’s service for reasons other than disability or authorized leave, or to properly perform or follow any lawful direction by the Company; or (g) the NEO’s material breach of the agreement or of any other contractual duty to, written policy of, or written agreement with, the Company.

“Change of control”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) the acquisition by any person or group (other than the executive or his or her affiliates) of 40% or more of the Company’s voting securities; (b) the Company’s directors immediately prior to a merger, consolidation, liquidation or sale of assets cease within two years thereafter to constitute a majority of the Company’s board of directors; or (c) the Company’s directors immediately prior to a tender or exchange offer for the Company’s voting securities cease within two years thereafter to constitute a majority of the Company’s board of directors.

“Good reason”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) a material diminution of authority, duties or responsibilities; (b) a greater than 10% reduction in base salary; (c) the relocation of the Company’s principal executive offices outside of the New York City, New York or Basking Ridge, New Jersey metropolitan area; or (d) a failure by the Company to make material payments under the agreement.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards the Company made to our NEOs that were outstanding as of the end of Fiscal 2016. The Company has not granted any stock options. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested pursuant to their terms in the ordinary course since the end of Fiscal 2016.

Name	Stock Award Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Vesting Dates
Max J. Roberts	8/3/15	132,881	$1,243,766	2/7/17
	8/3/15	34,881	$326,486	3/5/17
	9/16/15	138,248	$1,294,001	9/16/16; 9/16/17; 9/16/18
Michael P. Huseby	8/3/15	29,898	$279,845	3/5/17
	9/16/15	115,207	$1,078,338	9/16/16; 9/16/17; 9/16/18
Barry Brover	8/3/15	29,900	$279,864	2/7/17
	8/3/15	11,959	$111,936	3/5/17
	9/16/15	29,089	$272,273	9/16/16; 9/16/17; 9/16/18
Kanuj Malhotra	8/3/15	4,983	$46,641	7/2/16
	8/3/15	33,221	$310,949	2/7/17
	8/3/15	17,440	$163,238	3/5/17
	9/16/15	19,201	$179,721	9/16/16; 9/16/17; 9/16/18
	3/16/16	10,000	$93,600	3/16/17; 3/16/18; 3/16/19
Patrick Maloney	8/3/15	33,221	$310,949	2/7/17
	8/3/15	11,959	$111,936	3/5/17
	9/16/15	58,909	$551,388	9/16/16; 9/16/17; 9/16/18

(1)	The August 3, 2015 grants of restricted stock units replaced restricted stock units payable in shares of Barnes & Noble, Inc. common stock outstanding at the time of the Spin-Off. A portion of these restricted stock units vested in March 2016.
(2)	This column represents outstanding grants of shares of restricted stock units.
(3)	Market values have been calculated using a stock price of $9.36 (closing price of our Common Stock on April 29, 2016, the last trading day of Fiscal 2016).

Option Exercises and Stock Vested

The following table provides additional information about the value realized by our NEOs upon the vesting of stock or stock unit awards during Fiscal 2016. The Company has not issued any stock options.

		Stock Awards
Name	Fiscal Year	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Max J. Roberts	2016	150,320	$1,576,774
Michael P. Huseby	2016	14,949	$161,300
Barry Brover	2016	35,876	$376,937
Kanuj Malhotra	2016	41,940	$441,238
Patrick Maloney	2016	39,199	$411,662

(1)	The amounts in this column are calculated by multiplying the number of shares vested by the closing price of our Common Stock on the date of vesting.

Potential Payments Upon Termination or Change of Control (1)

Event	Max J. Roberts	Michael P. Huseby	Barry Brover	Kanuj Malhotra	Patrick Maloney
Involuntary Termination or Voluntary Termination with Good Reason
Cash severance payment (2)	$4,356,937	$3,096,935	$1,075,484	$1,497,569	$1,847,531
Accelerated equity-based awards (3)	—	—	—	—	—

Total	$4,356,937	$3,096,935	$1,075,484	$1,497,569	$1,847,531
Death
Cash severance payment (2)	$—	$—	$56,666	$62,963	$62,963
Accelerated equity-based awards (3)	2,864,253	1,358,183	664,073	794,149	974,273
Health benefits (4)	2,839	4,112	4,112	4,112	2,839

Total	$2,867,092	$1,362,295	$724,851	$861,224	$1,040,075
Disability
Cash severance payment (2)	$—	$—	$56,666	$62,963	$62,963
Accelerated equity-based awards (3)	2,864,253	1,358,183	664,073	794,149	974,273
Health benefits (5)	6,623	9,595	9,595	9,595	6,623

Total	$2,870,876	$1,367,778	$730,334	$866,707	$1,043,859
Change of Control with Involuntary Termination (without Cause) or Termination with Good Reason
Cash severance payment (2)	$6,535,406	$4,645,402	$2,150,968	$2,995,139	$3,695,063
Accelerated equity-based awards (3)	2,864,253	1,358,183	664,073	794,149	974,273

Total	$9,399,659	$6,003,585	$2,815,041	$3,789,288	$4,669,336

(1)	The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $9.36 (closing price of the Company’s Common Stock on April 29, 2016, the last trading day of Fiscal 2016) and include all outstanding grants through the assumed termination date of April 30, 2016. Actual value will vary based on changes in the Company’s Common Stock price.
(2)	Cash severance is equal to the sum of (i) the NEO’s annual base salary, (ii) the average of annual incentive compensation actually paid to the NEO with respect to the three completed years preceding the date of termination and (iii) the aggregate annual cost of benefits, times the named executive officer’s severance multiple as follows: two times (or, in the case of Messrs. Brover, Maloney and Malhotra, one times) for non-change of control and three times (or, in the case of Messrs. Brover, Maloney, and Malhotra, two times) for change of control.
(3)	This row represents the value of restricted stock unit awards that would automatically vest upon a termination due to death or disability and the value restricted stock unit awards upon a termination following a change of control. Except as provided below, in the event of a change of control, unless otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award such award will continue in accordance with its applicable terms and not be accelerated. Absent a change of control, in the event of involuntary termination, termination for “cause” or resignation for any reason, each restricted stock unit award will be forfeited. In the event of an involuntary termination other than for “cause” within 24 months following a change of control, each restricted stock unit award will immediately vest.
(4)	Following the termination of employment due to death, the Company provides the NEO’s spouse three months’ of premiums for medical and dental insurance in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

(5)	Following the termination of employment due to disability, the Company provides the NEO a seven-month subsidy for premiums for medical and dental insurance in accordance with COBRA.

For the table above, the amount of potential payments to our NEOs in the event of a termination of their employment in connection with a change of control was calculated assuming that a change of control occurred on the last business day of Fiscal 2016 (April 30, 2016), each NEO’s employment terminated on that date due to involuntary termination without “cause” or for “good reason” and the successor company did not assume the NEO’s equity awards.

For a summary of the provisions of the employment agreements with our NEOs that were effective as of April 30, 2016 and the outstanding equity awards that were held by our NEOs as of April 30, 2016, and therefore affect the amounts set forth in the table above in the event of involuntary termination without “cause” or for “good reason” or a “change of control”, see the discussions in the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements and Individual Arrangements with our NEOs-Employment Agreements-General Provisions” and “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements and Individual Arrangements with our NEOs-Employment Agreements-Severance and Change of Control Benefits” sections of this Proxy Statement.

Director Compensation

Annual Retainer

Each non-employee director receives an annual Board retainer fee of $65,000, paid in quarterly installments. The Lead Director of the Board receives an additional $25,000 annual retainer. Audit Committee members receives an additional $15,000 annual retainer, and the Chair of the Audit Committee receives an additional $30,000 annual retainer. Compensation Committee members receive an additional $10,000 annual retainer, and the Chair of the Compensation Committee receives an additional $20,000 annual retainer. Corporate Governance and Nominating Committee members receive an additional $10,000 annual retainer, and the Chair of the Corporate Governance and Nominating Committee receives an additional $17,500 annual retainer. All retainer fees are paid quarterly in cash. Directors who are our employees will not receive additional compensation for serving on our Board or its committees. All directors will also be reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

Equity Compensation

Each non-employee director is eligible for equity award grants under the Company’s Equity Incentive Plan. In Fiscal 2016, these awards were in the form of restricted stock awards with a grant date value of $119,992 for each non-employee director. Such awards vest after one year.

Stock Ownership Guidelines

The Board of Directors has adopted Director Stock Ownership Guidelines, which require each director to maintain a minimum stock ownership amount equal to four times the annual retainer of $65,000, or $260,000. Directors have a three-year period to achieve the minimum ownership level. Shares beneficially owned by the Director and vested shares or units are deemed to be owned.

DIRECTOR COMPENSATION

Name	Paid in Cash	Number of Restricted Shares of Common Stock (Number of Shares)	Value	Total Compensation (1)
Daniel A. DeMatteo	$67,500	9,216	$119,992	$187,492
David G. Golden	$75,000	9,216	$119,992	$194,992
John R. Ryan	$88,125	9,216	$119,992	$208,117
Jerry Sue Thornton	$63,750	9,216	$119,992	$183,742
David A. Wilson	$78,750	9,216	$119,992	$198,742

(1)	Director compensation for Fiscal 2016 was for nine months, from the date of the Spin-Off to April 30, 2016.

The Barnes & Noble Education Equity Incentive Plan

A general description of the principal terms of the Barnes & Noble Education, Inc. Equity Incentive Plan is set forth in Proposal 4.

Compensation Risk Assessment

As a part of its oversight of the Company’s compensation program, the Compensation Committee will periodically review and consider the risk implications of the Company’s compensation programs and practices. While the Compensation Committee is currently planning to conduct a risk assessment, the Compensation Committee believes that the Company’s compensation programs for our employees, including executive officers, are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and are appropriately structured, well-aligned with stockholders value and do not create or encourage risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the compensation program includes risk-mitigating features and effective safeguards against imprudent or unnecessary risk-taking, including:

•	Balanced mix of compensation elements, including cash versus equity compensation, short-term versus long-term awards and financial versus non-financial performance targets.

•	Annual cash incentives under our performance-based annual incentive compensation program that focus employees on corporate, business unit and individual performance, with senior management being evaluated on Adjusted EBITDA, fundamental measures of value creation for stockholders, as well as individual performance goals.

•	Additional time vesting for performance awards after the satisfaction of performance criteria

•	Regular advice of an outside compensation consultant engaged directly by the Compensation Committee in determining compensation pay structures and amounts.

The Compensation Committee will consider compensation risk implications, as it deems appropriate, in designing any new executive compensation components.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Barnes & Noble

Following the Spin-Off, we and Barnes & Noble operate independently, and neither have any ownership interest in the other. In order to govern the ongoing relationships between us and Barnes & Noble after the Spin-Off and to facilitate an orderly transition, we and Barnes & Noble entered into agreements providing for various services and rights following the Spin-Off, and under which we and Barnes & Noble agree to indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements we entered into with Barnes & Noble before the Spin-Off.

Separation Agreement

We entered into a Separation Agreement with Barnes & Noble before the Spin-Off. The Separation Agreement set forth our agreement with Barnes & Noble regarding the principal actions to be taken in connection with the Spin-Off. It also set forth other agreements that govern aspects of our relationship with Barnes & Noble following the Spin-Off.

Ongoing Commercial Relationships. The Separation Agreement contains provisions governing ongoing commercial relationships between us and Barnes & Noble, including with respect to access to Barnes & Noble’s product procurement and merchandising systems and distribution facilities. Barnes & Noble has agreed to make its gift cards available to us for sale and we will honor such gift cards in our stores. Barnes & Noble has agreed to provide access to the Barnes & Noble format, including store design, support, training and development material and stores fixtures and planograms used in Barnes & Noble retail stores and cafés.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including all intercompany accounts payable or accounts receivable, between us, on the one hand, and Barnes & Noble, on the other hand, terminated effective as of the Spin-Off, except specified agreements and arrangements entered into in connection with the implementation of the Spin-Off.

Shared Contracts. We and Barnes & Noble have worked together to divide, partially assign, modify, and/or replicate the rights and obligations under and in respect of any contracts relating in any material respect to both our and Barnes & Noble’s businesses (such contracts being referred to as shared contracts), such that we are the beneficiary of the rights and responsible for the obligations related to the shared contract relating to our business, and Barnes & Noble is the beneficiary of the rights and is responsible for the obligations related to such shared contract not relating to our business. In cases where we have not been able to enter into an arrangement to accomplish this prior to the Spin-Off, then we and Barnes & Noble have cooperated in lawful arrangements to provide that, for up to five years after the Spin-Off, we will receive the interest in the benefits and obligations of the shared contracts relating to our business, and Barnes & Noble will receive the interest in the benefits and obligations of the shared contracts not relating to our business.

Insurance Coverage. Until the distribution date, our employees, officers and directors were covered under Barnes & Noble’s insurance policies, and with respect to policies that are currently procured by us solely for our benefit, we continued to maintain such coverage through the distribution date. The claims of our employees, officers and directors under such insurance policies arising prior to the Spin-Off remained covered by Barnes & Noble’s insurance policies following the Spin-Off. As of the Spin-Off, we obtained separate director and officer, property, crime, workers’ compensation, commercial general liability, fiduciary, cyber liability and other insurance policies.

Exchange of Information. We and Barnes & Noble have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority having jurisdiction over us or Barnes & Noble, as applicable, for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, litigation and other similar requests. We and Barnes & Noble have also agreed to use reasonable best efforts to retain all information in accordance with our respective record retention policies as in effect on the date of the Separation Agreement. Until the end of the first full fiscal year following the Spin-Off, each party has also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Termination. Barnes & Noble may terminate the commercial matters provisions of the Separation Agreement after the Spin-Off if we materially breach any of those provisions, no longer operate as a going concern, no longer operate in a similar field of use, no longer use the “Barnes & Noble” name or the “B&N” abbreviation or undergo certain fundamental changes. All other provisions of the Separation Agreement that survive the Spin-Off will survive in any such event.

Release of Claims. We and Barnes & Noble have each agreed to release the other and its affiliates (to the extent legally possible), successors and assigns, and all persons that prior to the Spin-Off have been the other’s stockholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from certain claims against any of them that arise out of or relate to acts or events occurring or failing to occur or any conditions existing at or prior to the time of the Spin-Off.

Indemnification. We and Barnes & Noble have each agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and Barnes & Noble’s respective businesses. The Separation Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which Barnes & Noble will provide us with specified services for a limited time to help ensure an orderly transition following the Spin-Off. The Transition Services Agreement specifies the calculation of our costs for these services. The cost of these services were negotiated between us and Barnes & Noble and may not necessarily be reflective of prices that we could have obtained for similar services from an independent third party.

Services Provided by Barnes & Noble. Barnes & Noble will provide us with (1) human resources services, including payroll administration and processing, (2) certain finance and travel services, including employee expense reimbursement services, (3) information technology infrastructure, (4) freight claim processing, (5) certain digital center services and (6) general oversight and consultation, including legal advice, investor relation and public relation advice, tax planning and compliance advice and insurance management.

Termination. We may terminate any service upon 30 days’ notice and Barnes & Noble may terminate the Transition Services Agreement if we materially breach the agreement, no longer operate as a going concern, no longer operate in a similar field of use, no longer use the “Barnes & Noble” name or the “B&N” abbreviation or undergo certain fundamental changes.

Trademark License Agreement

We entered into a Trademark License Agreement pursuant to which Barnes & Noble has granted us an exclusive license in certain licensed trademarks and a non-exclusive license in other licensed trademarks. The licenses only apply in the U.S. and in the field of (i) contract management of college, university and other academic bookstores and related websites and (ii) education products and services and related websites.

Licenses. Barnes & Noble has granted us an exclusive, perpetual, fully paid up non-transferable and non-assignable license to use and display the “Barnes & Noble College”, “B&N College”, “Barnes & Noble Education” and “B&N Education” trademarks. Barnes & Noble also granted us a non-exclusive, perpetual, fully paid up non-transferable and non-assignable license to use and display the “Barnes & Noble”, “B&N” and “BN” trademarks, subject to certain conditions. We will have the right to reasonably request additional uses of the non-exclusively licensed trademarks subject to Barnes & Noble’s reasonable approval. We also have the right to request that our licenses be expanded to other jurisdictions which will be granted under certain conditions.

Term and Termination. We can terminate the Trademark License Agreement at any time upon notice to Barnes & Noble. Barnes & Noble may terminate the Trademark License Agreement if we materially breach the agreement, no longer operate as a going concern, no longer operate in the licensed field, no longer use the “Barnes & Noble” name or the “B&N” abbreviation, cease to use the licensed trademarks in identifying our business or if we transfer all or substantially all of our assets to, or become an affiliate of, a competitor.

Tax Matters Agreement

We entered into a Tax Matters Agreement with Barnes & Noble that governs the respective rights, responsibilities and obligations of Barnes & Noble and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that we will indemnify Barnes & Noble for (1) any taxes of Barnes & Noble Education, Inc. and its subsidiaries and (2) any transfer taxes allocated to us. In addition, the Tax Matters Agreement provides that we will be required to indemnify Barnes & Noble for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal income tax law, where such taxes result from (1) breaches of covenants that we will make and agree to in connection with these transactions (including covenants containing the restrictions described below that are designed to preserve the tax-free nature of the Spin-Off), (2) the application of certain provisions of U.S. federal income tax law to these transactions or (3) any other actions that we know or reasonably should expect would give rise to such taxes. We and Barnes & Noble will generally have joint control over any audit related to such taxes.

As a former member of Barnes & Noble’s consolidated U.S. federal income tax group, we have (and will continue to have following the Spin-Off) joint and several liability with Barnes & Noble to the IRS for the consolidated U.S. federal income taxes of the Barnes & Noble group relating to the taxable periods in which we were part of the group.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free nature of the Spin-Off. These restrictions apply for the two-year period after the Spin-Off. Although we will be able to engage in an otherwise restricted action if we obtain appropriate advice from counsel (or a ruling from the IRS).

Employee Matters Agreement

We entered into an Employee Matters Agreement with Barnes & Noble that addresses employment, compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities arising out of employee compensation and benefits programs in which our employees participated prior to the Spin-Off. We are generally responsible for all employment liabilities (including benefit plan liabilities) relating to our employees and other service providers. Each of our employees (and his or her dependents and beneficiaries) ceased active participation in all Barnes & Noble benefit plans as of the Spin-Off. All stock options held by our employees vested as of the Spin-Off and each employee may have exercised such options during the 180-day period following the Spin-Off. All outstanding restricted stock units held by our employees payable in, or the value of which is determined by reference to, shares of Barnes & Noble common stock converted into a restricted stock unit award payable in, or the value of which is determined by reference to, our Common Stock on the same terms and conditions as were applicable under such Barnes & Noble restricted stock units as of immediately prior to the Spin-Off (determined based on the fair market value of a share of Barnes & Noble common stock as of the distribution date). Barnes & Noble directors received a dividend of our Common Stock in respect of their restricted shares in the same manner and using the same Spin-Off ratio as holders of Barnes & Noble common stock. Barnes & Noble retained sponsorship of the Barnes & Noble pension plan (none of our employees are participants in such plan), and no assets or liabilities in respect thereof were transferred to us. We established a 401(k) plan and Barnes & Noble transferred to it the assets and liabilities relating to the account balances of our employees. Barnes & Noble was responsible for employer contributions for our employees prior to the Spin-Off, and we are responsible for employer contributions for our employees after the Spin-Off.

Other Agreements

We entered into a NOOK Product Distribution Agreement with Nook Digital, LLC pursuant to which we will sell NOOK products at our stores. The NOOK Product Distribution Agreement has a three-year term, with annual renewal thereafter, and does not contain any minimum purchase requirements or guarantees.

Cost of Services. The costs of some of these services are set out in the Transition Services Agreement and others are paid at pass-through costs (direct costs of providing the services plus an allocation of related employee overhead). Barnes & Noble charged us $22.7 million for the purchases of inventory and direct costs incurred under the agreements discussed above.

Policy and Procedures Governing Related Person Transactions

Our Audit Committee of the Board of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. Our related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. We conduct tests to ensure that the terms of related party transactions are at least as favorable to us as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between us and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, our rationale for entering into the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.

Related Party Transactions

We believe that the transactions and agreements discussed below (including renewals of any existing agreements) between us and related third parties are at least as favorable to us as could have been obtained from unrelated parties at the time they were entered into.

We have a long-term supply agreement (“Supply Agreement”) with MBS Textbook Exchange, Inc. (“MBS”), which is majority owned by Leonard Riggio, who is a principal owner holding substantial shares of our common stock, and other members of the Riggio family. MBS is a new and used textbook wholesaler, which also sells textbooks online and provides bookstore systems and distant learning distribution services. Pursuant to the Supply Agreement, which terminates by its terms in 2019, subject to automatic renewals thereafter if a party does not object 180 days prior to each annual renewal date, and subject to availability and competitive terms and conditions, we will continue to purchase new and used printed textbooks for a given academic term from MBS prior to buying them from other suppliers, other than in connection with student buy-back programs. Total purchases from MBS were $58.0 million, $54.4 million, and $70.1 million for Fiscal 2016, Fiscal 2015 and Fiscal 2014, respectively. Additionally, the Supply Agreement provides that we may sell to MBS certain textbooks that we cannot return to suppliers or use in our stores. MBS pays us commissions based on the volume of these textbooks sold to MBS each year and with respect to the textbook requirements of certain distance learning programs that MBS fulfills on our behalf. MBS paid us $5.0 million, $5.5 million, and $7.1 related to these commissions in Fiscal 2016, Fiscal 2015 and Fiscal 2014, respectively. In addition, the Supply Agreement contains restrictive covenants that limit our ability to become a used textbook wholesaler and that place certain limitations on MBS’s business activities. We also entered into an agreement with MBS in Fiscal 2011 pursuant to which MBS purchases books from us, which have no resale value for a flat rate per box. Total sales to MBS under this program were $0.6 million, $0.4 million and $0.6 million for Fiscal 2016, Fiscal 2015 and Fiscal 2014, respectively.

AUDIT RELATED MATTERS

Independent Registered Public Accountants

The Audit Committee has retained Ernst & Young LLP (“E&Y”) as the Company’s independent auditor for the fiscal year 2017. E&Y served as our independent auditors for Fiscal 2016, and has served as the independent auditor for Barnes & Noble since 2013. E&Y, as the independent registered public accountants, examine annual financial statements and provide tax-related services for the Company.

Audit Fees. For Fiscal 2016, the Company was billed $1,457,359 by E&Y for audit services, including (a) the annual audit (including quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events, and (d) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC. The audit fees for Fiscal 2016 include services for the audits of the carve-out financial statements and related services in connection with the Spin-Off.

Audit-Related Fees. For Fiscal 2016, the Company was billed $44,000 by E&Y for sales audits and $30,000 for employee benefit plan audit.

Tax Fees. For Fiscal 2016, the Company did not engage E&Y for services related to tax compliance or consultation on tax matters.

All Other Fees. For Fiscal 2016, the Company was billed $1,995 by E&Y for fees related to licensed accounting research software.

Pre-approval Policies and Procedures. The Audit Committee Charter adopted by the Board requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. The Audit Committee has approved all of the services provided by E&Y referred to above. The Audit Committee has also authorized the Company’s management in advance to engage the Company’s independent registered public accountants from time to time in the future to perform certain services in areas pre-approved by the Audit Committee that at any one time will not involve more than $25,000 per project and more than $100,000 in the aggregate.

Audit Committee Report

The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

With regard to the fiscal year ended April 30, 2016, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of April 30, 2016, and for the year then ended; (ii) discussed with Ernst & Young LLP, the independent auditors, the matters required by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, Communications with Audit Committees; (iii) received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Ernst & Young LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, for filing with the Securities and Exchange Commission.

Audit Committee

David A. Wilson, Chair Daniel A. DeMatteo David G. Golden

ADVISORY VOTE ON EXECUTIVE COMPENSATION-PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s executive compensation program is designed to advance the philosophy of the Compensation Committee of the Board of paying for performance, paying competitively and aligning pay to business objectives and the Company’s long-term strategy. To align executive pay with both the Company’s financial performance and long-term strategy, a significant portion of the NEOs’ compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through base salary and annual incentive compensation. Annual performance is measured principally by the Company’s EBITDA (in each case, as defined in this Proxy Statement) and individual performance goals. Long-term performance is rewarded through equity-based awards, the value of which is based upon the performance of the Company’s Common Stock price.

The Compensation Committee and the Board believe that the Company’s Fiscal 2016 executive compensation program aligns well with the Compensation Committee’s philosophy and are sufficiently linked to the Company’s performance.

For additional information on the Company’s executive compensation program and how it reflects the Compensation Committee’s philosophy and is linked to the Company’s performance, see the “Compensation Discussion and Analysis” herein.

We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under the Compensation Discussion and Analysis above, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee.

The Board unanimously recommends a vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis above, the compensation tables and narrative discussion be, and hereby is, APPROVED.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR the approval of the compensation of our NEOs as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE

COMPENSATION-PROPOSAL 3

The Dodd-Frank Act also enables shareholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our NEOs. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on NEOs compensation every one, two or three years. Shareholders may also, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board is recommending a vote in favor of holding an advisory vote on executive compensation every year. In reaching this recommendation, the Board has considered the relevant legislative and regulatory requirements, the Company’s compensation programs and governance policies and evolving industry practices.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. In considering this vote, stockholders may wish to review the information presented in connection with the advisory vote (Proposal 2) above and the “Compensation Discussion and Analysis”.

The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, this vote is advisory and not binding.

The Board unanimously recommends a vote FOR the approval of an advisory vote on the compensation of our named executive officers to be undertaken every year.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR an advisory vote every year on the compensation of our NEOs disclosed in this Proxy Statement.

APPROVAL OF THE AMENDMENT TO THE COMPANY’S EQUITY INCENTIVE PLAN-PROPOSAL 4

The Company’s Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units and performance awards to our non-employee directors, employees, consultants and/or advisors of the Company. We believe the Equity Incentive Plan assists the Company and its affiliates in attracting and retaining selected individuals who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company.

The Equity Incentive Plan is intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its “covered employees.” The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers (excluding the Chief Financial Officer). There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the Equity Incentive Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. Section 162(m) requires approval of those performance goals on or before the expiration of the Company’s Section 162(m) transition period following the Spin-Off (the “ Transition Period”) if the Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. The Transition Period expires at the 2016 Annual Meeting.

The purpose of this Proposal 4 is to increase the number of shares of common stock available for issuance under the Equity Incentive Plan by 4 million and to secure shareholder approval of the list of performance goals that may be used for purposes of granting performance awards under the Equity Incentive Plan to satisfy the stockholder approval requirements under Section 162(m) as set forth under “Description of the Plan- Code Section 162(m) Provisions- Performance Criteria”. Outstanding awards under the Equity Incentive Plan will continue in effect in accordance with their terms. If our stockholders do not approve this Proposal 4, the Equity Incentive Plan will continue in its current form.

Key Features of the Equity Incentive Plan

☐ Fixed Reserve of Shares. The number of shares of common stock available for grant under the Equity Incentive Plan is fixed and will not automatically increase because of an “evergreen” feature; shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation program.

☐ No Repricing. The Equity Incentive Plan prohibits the repricing of awards without shareholder approval.

☐ Minimum Vesting Period. Awards generally must vest over a period of not less than one year from the date of grant.

☐ No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

☐ No Liberal Definition of “Change in Control. The change in control definition is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

☐ Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right is 10 years.

☐ No Dividends or Dividend Equivalents on Unearned Performance Awards. Current payment of dividends or dividend equivalent rights on unvested or unearned performance awards is prohibited.

☐ Double-Trigger Vesting. The vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination of employment.

☐ Clawback. Awards granted under the Equity Incentive Plan are subject to our clawback and/or recoupment policies.

☐ Hedging and Pledging. Directors and executive officers are prohibited from hedging or pledging our stock.

☐ Performance Awards. The Compensation Committee may grant qualified performance-based awards intended to be fully deductible under Section 162(m) of the Code as well as other performance-based awards.

☐ Independent Compensation Committee. Our Compensation Committee, which will administer the Equity Incentive Plan, consists entirely of independent directors.

☐ No Tax Gross-Ups. The Equity Incentive Plan does not provide for any tax gross-ups.

Increase in Number of Shares of Common Stock Available for Issuance under the Equity Incentive Plan

The Company’s Board of Directors has approved, subject to shareholder approval, an amendment to the Equity Incentive Plan to increase by 4,000,000 the number of shares of common stock available for issuance under the Equity Incentive Plan, for an aggregate total of 6,409,345 shares. The Equity Incentive Plan currently provides that the total number of shares of common stock reserved and available for issuance pursuant to awards under the plan is 2,409,345, of which 1,204,673 may be used for awards of incentive stock options.

As of the date of this proxy, there were a total of 2,119,261 shares subject to outstanding awards under the Equity Incentive Plan and 290,084 remaining shares reserved for issuance under the plan. The Company’s Board of Directors believes that it is essential to have a sufficient number of reserved shares available for issuance under the Equity Incentive Plan to compensate and incentivize the Company’s employees, directors, and officers, and the Board of Directors and Compensation Committee believe that the proposed increase will provide a sufficient number of available shares of common stock for future granting needs to help the Company achieve the purposes of the Equity Incentive Plan.

In any fiscal year (subject to certain adjustments described herein), no participant may (i) be granted options or stock appreciation rights with respect to more than 1.5 million shares or (ii) be paid more than 1.5 million shares (or the equivalent in cash) pursuant to restricted stock awards, performance awards or other stock unit awards, to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Additionally, the maximum dollar value payable to any participant in any fiscal year of the Company with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock (including cash) is $10 million to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Canceled awards will continue to be counted towards these limitations. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year (excluding awards made at the election of such director in lieu of all or a portion of annual and committee retainers) shall not exceed $500,000.

The proposed amendment to the Equity Incentive Plan amends Section 3.1(a) of the Equity Incentive Plan in its entirety to read as follows:

“Subject to adjustment as provided in Section 12.2, a total of 6,409,345 Shares shall be authorized for grant under the Plan (the “Plan Share Limitation”).

Background for Requested Share Authorization

The Board of Directors is asking shareholders to approve the amendment of the Equity Incentive Plan to authorize an additional 4,000,000 shares for the Equity Incentive Plan, thereby increasing the total number of shares available for issuance under the Equity Incentive Plan to 6,409,345 and allowing for equity-based grants to employees for approximately the next three (3) years through Fiscal 2019.

In determining the proposed number of additional shares to request, the Compensation Committee considered a number of factors, which are discussed in further detail below, including:

•	Remaining shares available under the Equity Incentive Plan after the June 2016 performance share grant,

•	Projected equity granting practices, and

•	Current and total potential dilution of outstanding awards, remaining available shares, and newly requested shares.

The increase to the number of shares available to grant under the Equity Incentive Plan will enable us to better deliver market competitive compensation packages to our employees and continue to attract and retain top talent that is key to the successful execution of our business strategy. If we do not increase the number of shares remaining under our Equity Incentive Plan, we will not have sufficient shares for future employee grants, thereby significantly impairing our ability to attract and retain top talent.

When compared to our peers, our current dilution approximates the 25th percentile; increasing the share reserve by the requested 4,000,000 shares will position our potential dilution approximately at the median of peers. Note that actual dilution associated with the new reserve will depend on several factors, including the types of awards granted under the Equity Incentive Plan.

Reasons for the Amendment to the Equity Incentive Plan

The amendment to the Equity Incentive Plan is intended to ensure that a sufficient reserve of shares of our Common Stock remains available to allow the Company to continue to use equity incentives to attract and retain the services of qualified employees, directors, and officers of the Company and its subsidiaries whom are essential to the Company’s long-term growth and success. The Company relies on equity incentives in the form of grants of performance awards, restricted stock, stock appreciation rights, stock options, bonus awards, deferred stock, or any combination of the foregoing, in order to attract and retain employees, directors, and officers of the Company and its subsidiaries, and the Company believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for talented employees, directors, and officers.

Currently only 290,084 shares reserved for issuance under the Equity Incentive Plan remain. An aggregate of 2,119,261 shares were granted under the Equity Incentive Plan in Fiscal 2016. Thus, for grants expected to be made by the Company in the future, additional authorized shares are necessary under the Equity Incentive Plan for the Company to meet the Compensation Committee’s compensation objectives in future years. As a result, the Company is seeking shareholder approval of the proposal to amend the Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

If the foregoing amendment is approved by the Company’s shareholders, the Equity Incentive Plan will remain in effect until terminated by the Company or until all shares available for award under the plan have been granted. If the amendment to the Equity Incentive Plan is not approved by our shareholders, then the Equity Incentive Plan will continue in existence in its current state.

Each of the Company’s directors and executive officers is a potential recipient of awards under the Equity Incentive Plan. While as of the date of this Proxy Statement, the Compensation Committee has not committed to grant any additional awards to any Director or executive officer not otherwise disclosed herein, we expect the Compensation Committee may grant awards to such participants, contingent upon shareholder approval of Proposal 4 in September 2016. Such grants would be in accordance with the Company’s current compensation policies and programs discussed in this Proxy Statement. See “New Plan Benefits” on page 48 within. Consequently, the increase in the number of shares available for issuance under the Equity Incentive Plan pursuant to the proposed amendment is likely to result in awards being made to our directors and executive officers.

The following summarizes the terms of the Equity Incentive Award Plan. The following summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, as proposed to be amended, which is attached hereto as Appendix A.

The Board unanimously recommends a vote FOR the approval of the amendment to the Company’s Equity Incentive Plan.

Description of the Equity Incentive Plan

Purpose of the Equity Incentive Plan

The purpose of the Equity Incentive Plan is to assist the Company and its affiliates in attracting and retaining selected individuals to serve as non-employee directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the awards granted under the Equity Incentive Plan.

Effective Date

The Equity Incentive Plan became effective on the date of the approval of the Spin-Off on July 13, 2015 and will terminate ten years from the date of such approval, unless sooner terminated by the Board. If approved by the stockholders, the effective date of the amendment will be September 16, 2016.

Stock Limits

The maximum number of shares of the Company’s common stock available for grant under the Equity Incentive Plan when initially adopted was 2,409,345 shares of the Company’s common stock. If the amendment to increase the number of shares available for grant is approved the maximum number of shares that will be available for grant will be 6,409,345. Any stock that is the subject of an award under the Equity Incentive Plan shall be counted against the limit as one share for every share issued. In general, stock is counted against the limit only to the extent that it is actually issued. Thus, stock subject to any award under the Equity Incentive Plan which terminates by expiration, forfeiture, cancellation or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant. Awards that are required to be settled in cash will not reduce the number of shares of the Company’s common stock available for grant. Substitute awards shall not reduce the shares authorized for issuance under the Equity Incentive Plan or authorized for grant to a participant in any calendar year. If shares issued upon vesting or settlement of an award, or shares owned by a participant, are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of such award, such surrendered or tendered shares shall again become available to be delivered pursuant to awards under the Equity Incentive Plan provided, however, that shares surrendered or tendered to the Company in payment of the exercise price of an option or any taxes required to be withheld in respect of an option or stock appreciation right shall not become available again to be delivered pursuant to Awards granted under the Plan.

Additionally, the Equity Incentive Plan imposes certain per-participant award limits. In any fiscal year of the Company (subject to certain adjustments resulting from corporate transactions as discussed in the following paragraph), no participant may (i) be granted options or stock appreciation rights with respect to more than 1.5 million shares or (ii) be paid more than 1.5 million shares (or the equivalent in cash) pursuant to restricted stock awards, performance awards or other stock unit awards, to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Additionally, the maximum dollar value payable to any participant in any fiscal year of the Company with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock (including cash) is $10 million to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Canceled awards will continue to be counted towards these limitations. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year (excluding awards made at the election of such director in lieu of all or a portion of annual and committee retainers) shall not exceed $500,000.

The number, class and kind of securities that may be issued, the number, class and kind of securities subject to outstanding awards, the option price or base price applicable to outstanding awards, the per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, recapitalizations, consolidations, spin-offs and other corporate reorganizations. However, the Compensation Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” under Code Section 409A.

Other Company Plans

Stock available under the Equity Incentive Plan may be used by the Company as a form of payment of performance-based compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the then number of shares available under the Equity Incentive Plan for future awards, but will not be subject to the fiscal year stock or dollar limitations referred to above.

Administration

The Compensation Committee is responsible for administering the Equity Incentive Plan and has the discretionary power to interpret the terms and intent of the Equity Incentive Plan and any Equity Incentive Plan-related documentation. The Board may remove from, add members to, or fill vacancies on, the Compensation Committee. The Compensation Committee is also responsible for determining the eligibility for awards, the types, terms and conditions of awards (including when and under what circumstances awards will vest, become exercisable or be paid or settled, subject to limitations regarding the minimum period for vesting and the attainment of certain performance criteria), whether and how an award may be settled, deferred or canceled, subject to certain limitations applicable to awards subject to performance-based vesting, whether an award will have dividend equivalents, whether to accelerate the vesting or exercisability and whether to amend an outstanding award or grant a replacement award. The Compensation Committee may establish rules and regulations pertaining to the Equity Incentive Plan and may make any determination and take any other action it deems necessary or desirable for administration of the Equity Incentive Plan. Determinations of the Compensation Committee made under the Equity Incentive Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to a committee of one or more non-employee directors and, to the extent permitted by law, to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company, subject to the requirements of Rule 16b-3 of the Exchange Act and the rules of the NYSE. The full Board may at any time grant awards to non-employee directors or administer the Equity Incentive Plan with respect to those awards.

Eligibility

Individuals eligible to receive awards under the Equity Incentive Plan are employees and non-employee directors (including prospective employees and directors) of the Company or of any of its affiliates, and consultants and advisors (including prospective consultants and advisors) who provide services to the Company and any of its affiliates, as selected by the Compensation Committee. Approximately 150 people are currently eligible to participate in the Equity Incentive Plan.

Minimum Vesting Schedule

The award agreement for each award shall provide for full vesting no earlier than 12 months after the applicable grant date, except for awards subject to vesting in whole or part based on performance criteria, awards granted to non-employee directors, or, solely in the case of awards granted prior to the first annual meeting of the stockholders after the Spin-Off, such period as determined by the Compensation Committee in its sole discretion, subject to any accelerated vesting and/or exercisability, as applicable, in such award agreement, the Equity Incentive Plan or any other applicable arrangement to apply upon the occurrence of a specified event.

Options

The Compensation Committee may grant options under the Equity Incentive Plan either alone or in addition to other awards granted under the Equity Incentive Plan. The exercise price for options cannot be less than the fair market value of the Company’s common stock on the date of grant, which shall be the closing price of the stock as reported on the NYSE on the date of grant. The Compensation Committee may provide that an option will be automatically exercised, without further action by the holder, on the last day of such option’s exercise period if, on such day, the fair market value of the Company’s common stock to be acquired exceeds the aggregate exercise price. The Equity Incentive Plan expressly prohibits repricing of options/canceling an option with an exercise price that exceeds the fair market value of the stock underlying such option in exchange for another award or cash (other than in connection with a change of control). The latest expiration date of an option cannot be later than the tenth anniversary of the date of grant. The exercise price may be paid with cash or its equivalent, with previously acquired stock, or by certain other means with the consent of the Compensation Committee. With respect to options intended to qualify as “incentive stock options” as defined in Code Section 422, the maximum number of shares with respect to which such options may be granted under the Equity Incentive Plan is 1,204,673 shares.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights or SARs under the Equity Incentive Plan either alone or in addition to other awards granted under the Equity Incentive Plan. Upon the exercise of an SAR, the holder will have the right to receive the excess of (i) the fair market value of one share on the date of exercise over (ii) the base price of the SAR on the date of grant, which will not be less than the fair market value of one share of the Company’s common stock on the date of grant. The Compensation Committee may provide that an SAR will be automatically exercised, without further action by the holder, on the last day of such SAR’s exercise period, if on such day, the fair market value of the stock to which such SAR relates exceeds the aggregate base price. The latest expiration date of an SAR cannot be later than the tenth (10th) anniversary of the date of grant. Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof. The Equity Incentive Plan expressly prohibits repricing of SARs/canceling an SAR with a base price that exceeds the fair market value of the stock underlying such SAR in exchange for another award or cash (other than in connection with a change of control).

Restricted Stock

The Compensation Committee may award restricted stock either alone or in addition to other awards under the Equity Incentive Plan. Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is generally treated as a stockholder of the Company (subject to certain restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock. However, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award will not be paid currently but will be accumulated until the applicable restricted stock award has vested. In the case of restricted stock awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any cash dividends with respect to such restricted stock awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

Other Stock Unit Awards

Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property, may be granted to participants, either alone or in addition to other awards granted under the Equity Incentive Plan. Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions and the holder of such an award is treated as a stockholder with respect to the award when the stock is delivered in the future. Other stock unit awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The Compensation Committee may require that any dividend equivalents otherwise payable with respect to any other stock unit award will not be paid currently but will be accumulated until the applicable other stock unit award has vested. In the case of other stock unit awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any dividend equivalents with respect to such other stock unit awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

Performance Awards

Performance awards may be granted under the Equity Incentive Plan, either alone or in addition to other awards granted under the Equity Incentive Plan. Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period. Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described below the heading “Code Section 162(m) Provisions.” Performance periods will be established by the Compensation Committee for each performance award and except for performance awards granted prior to the Annual Meeting, are not less than 12 months. No participant will be entitled to receive payment for any dividend equivalents with respect to any performance awards unless, until and except to the extent that the performance goals applicable to such awards are achieved or are otherwise deemed to be satisfied.

Code Section 162(m) Provisions

If the Compensation Committee determines at the time restricted stock, a performance award or other stock unit award is granted to a participant who is, or is likely to be, at the end of the tax year in which the Company would claim a tax deduction in connection with such award, a “covered employee” for purposes of Code Section 162(m), then the Compensation Committee may provide that the following provisions are applicable to such award (these awards are referred to as “Covered Awards” below):

Performance Criteria. Covered Awards will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following: sales (including same store or comparable sales); net sales; return on sales; cash flow (including operating cash flow and free cash flow); cash flow per share (before or after dividends); cash flow return on investment; cash flow return on capital; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals or ratios including those measuring liquidity, activity, profitability or leverage; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; customer satisfaction; customer growth; user time spent online; unique users; registered users; user frequency; user retention; web page views; employee satisfaction; employee turnover; productivity or productivity ratios; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; gross profits; gross or net profit margin; operating margin; gross profit growth; year-end cash; cash margin; revenue; net revenue; product revenue or system-wide revenue (including growth of such revenue measures); operating earnings; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating efficiencies; average inventory; inventory turnover; inventory shrinkage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel; debt reduction; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Any performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

Additionally, the Compensation Committee may also exclude the impact of an event or occurrence that the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges or infrequently occurring items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) a change in accounting standards required by generally accepted accounting principles, (d) asset write-downs, (e) litigation or claim judgments or settlements, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) tax law changes, (j) costs associated with refinancing or repurchase of bank loans or debt securities, (k) unbudgeted capital expenditures or (l) a business interruption event.

Adjustments

To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan, the aggregate number, class and kind of securities that may be delivered under the Equity Incentive Plan, including certain limitations under the Equity Incentive Plan, the number, class and kind and option or base price of securities subject to outstanding awards, the per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions, including a Change of Control (defined below). The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, recapitalizations, consolidations, spin-offs and other corporate reorganizations.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock subject to an award that has not actually been issued under the award. As mentioned above, no participant will be entitled to receive payment for any dividend equivalents with respect to other stock unit awards subject to performance-based vesting or any performance awards unless, until and except to the extent that the performance goals applicable to such awards are achieved or are otherwise deemed to be satisfied.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.

Treatment of Awards upon a Change of Control

One or more awards may be subject to the terms and conditions set forth in a written or electronic agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” (as defined in the Equity Incentive Plan) of the Company. Unless otherwise provided in the applicable award agreement, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding award, then such award will be continued in accordance with its applicable terms and vesting will not be accelerated. If an award is not assumed or substituted for, generally it will vest and become free of all restrictions and limitations, and if the award is a performance award then the Compensation Committee will determine the portion and level of the award considered to be earned and payable. For purposes of the Equity Incentive Plan, “Change of Control” will generally have the meaning set forth in the applicable award agreement (subject to the limitations described below). If there is no definition set forth in the applicable award agreement, “Change of Control” will mean:

(i) during any period of 24 consecutive months, a change in the composition of a majority of the Board, as constituted on the first day of such period, that was not supported by a majority of the incumbent directors;

(ii) the consummation of certain mergers or consolidations of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, following which the Company’s then current stockholders cease to own more than 50% of the combined voting power of the surviving entity; or

(iii) the acquisition by a third party (other than Mr. Leonard Riggio and his affiliates) of 40% or more of the combined voting power of the then outstanding voting securities of the Company. An award agreement may provide for a different definition of Change of Control than is provided for in the Equity Incentive Plan, any definition of Change of Control set forth in any award agreement will provide that a Change of Control would not occur until consummation or effectiveness of a Change of Control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company.

Amendments

The Board may at any time alter, amend, suspend or terminate the Equity Incentive Plan, except that no amendment of the Equity Incentive Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (i) increase the number of shares that may be the subject of awards; (ii) expand the types of awards available; (iii) materially expand the class of persons eligible to participate; (iv) permit options or SARs to be issued or repriced at option or base prices less than 100% of fair market value; (v) increase the maximum permissible term for options or SARs; (vi) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants or (vii) permit awards to be transferred to third parties in exchange for value. No amendment to an award previously granted may materially impair the rights of any participant to whom such award was granted without such participant’s consent, provided, however, that the Board may amend, modify or terminate the Equity Incentive Plan without the consent of such participant if it deems it necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided that all participants similarly situated are similarly affected.

Transferability

Except to the participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the participant’s spouse, domestic partner or children or in which the participant is a beneficiary or partner) as approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution. No award is transferable to a third party in exchange for value unless the transfer is specifically approved by the Company’s stockholders.

Clawback

The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the Company or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any of its affiliates, including fraud, or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion or (c) otherwise violates any policy adopted by the Company or any of its affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any participant by the Company or any of its affiliates as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. Additionally, the Compensation Committee may also provide that (i) a participant will forfeit any gain realized on the vesting or exercise of such award if the participant engages in such activities referred to in the preceding sentence, or (ii) a participant must repay the gain to the Company realized under a previously paid performance award if a financial restatement reduces the amount that would have been earned under such performance award.

New Plan Benefits

The number of awards that our NEOs, other executive officers, other employees and non-employee directors receive under the Equity Incentive Plan is determined at the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any commitments to make specific future grants to any persons under the Equity Incentive Plan as of the date of this proxy statement; however, as discussed in “Compensation Discussion and Analysis-Overview of Compensation Program Design-Long-Term Equity Incentives,” the Compensation Committee has determined that long-term equity incentive awards for Fiscal 2017 will be comprised of both performance shares, which have been granted, and time-based restricted stock units, which have not yet been granted. The Compensation Committee has a meeting scheduled for September 15, 2016, the day prior to the annual shareholders meeting, at which time it may determine to grant restricted stock unit awards. As discussed under “Approval of the Amendment to the Company’s Equity Incentive Plan-Proposal 4,” there are currently only 290,084 shares available for issuance under the plan. Consequently, any grants made would be contingent upon shareholder approval of Proposal 4. Based on information reviewed and discussed by the Compensation Committee at the time the performance shares were granted, the grants of restricted stock unit awards set forth in the “New Plan Benefits Table” below are contemplated contingent upon shareholder approval of Proposal 4. If shareholders do not approve Proposal 4, the Compensation Committee may elect to re-allocate awards among participants, reduce the size of awards or substitute such awards with another form of compensation, but is not obligated to do so.

New Plan Benefits Table

	Dollar Value	Number of Restricted Units(1)
Max J. Roberts	$2,025,000	184,091
Michael P. Huseby	$1,125,000	102,273
Barry Brover	$375,000	34,091
Kanuj Malhotra	$318,750	28,977
Patrick Maloney	$1,150,500	104,591
Executive Group	$7,469,250	679,023
Non-Executive Director Group	$600,000	54,545
Non-Executive Officer Employee Group	$3,750,000	340,909

(1)	Number of restricted stock units is calculated based on an assumed $11.00 per share price of the Company’s Common Stock. The actual number of restricted stock units that would be granted would be determined based on the fair market value of the Company’s Common Stock on the grant date.

Equity Compensation Plan Information

The following table sets forth information as of the date of this proxy statement regarding the Company’s equity compensation plan. The only plan pursuant to which the Company may currently make additional equity grants is the Equity Incentive Plan.

	[a]	[b]		[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by stockholders	1,198,743	$	N/A	290,084
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total	1,198,743	$	N/A	290,084

(1)	Represents shares of Common Stock to be issued upon vesting of outstanding restricted stock units, which shares are issued for no additional consideration.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS-PROPOSAL 5

The Audit Committee has appointed the firm of Ernst & Young LLP, which firm was engaged as independent registered public accountants for Fiscal 2016, to audit the financial statements of the Company for the Company’s 2017 fiscal year ending April 29, 2017. A proposal to ratify this appointment is being presented to the stockholders at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board considers Ernst & Young LLP to be well qualified and unanimously recommends that the stockholders vote FOR ratification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10-percent of the Common Stock, to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 and 5) with the SEC. Executive officers, directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended April 30, 2016 except the Form 3s for Suzanne E. Andrews and Seema C. Paul and Form 4s to reflect shares of Common Stock withheld to satisfy applicable tax withholding obligations for each of Barry Brover, Stephen Culver, Thomas Donohue, Joel Friedman, JoAnn Magill, Lisa Malat, Kanuj Malhotra, Patrick Maloney, and Max Roberts.

OTHER MATTERS

Other Matters Brought Before the Annual Meeting

As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Annual Meeting other than as described in this Proxy Statement, and the Company has not been notified of any stockholder proposals intended to be raised at the Annual Meeting.

Proxy Solicitation

Proxies are being solicited through the mail. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board’s solicitation of proxies. In addition, the Company has retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $17,500, plus reimbursement for out-of-pocket expenses.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.

Financial and Other Information

The Company’s Annual Report for Fiscal 2016, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in 2017 must be received by the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920, no later than April 19, 2017.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must deliver written notice to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the meeting. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) any material interest of the proposing stockholder in such business. Similar notice must be given with respect to any stockholder nominees for director. Accordingly, the business of the annual meeting of stockholders to be held in 2016 shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with the Company’s Bylaws.

The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company and the Company’s proxy solicitor, no person has been authorized by the Board to give you any information or to make any representations in connection with the solicitation of proxies by the Board, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. A prompt response will be greatly appreciated.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833.

* * *

By Order of the Board of Directors

Michael P. Huseby, Executive Chairman August 17, 2016

Appendix A

BARNES & NOBLE EDUCATION, INC.

EQUITY INCENTIVE PLAN

[as proposed to be amended to increase authorized shares by four million (Section 3.1(a))]

BARNES & NOBLE EDUCATION, INC., a corporation existing under the laws of the State of Delaware, together with any successor thereto (the “Company”), hereby establishes and adopts the following Equity Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as non-employee directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as non-employee directors, employees, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2

DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were Directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director of the Company subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation or (y) the Riggio Stockholders) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale; or

(iii) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) the Riggio Stockholders) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

The determination as to the occurrence of a Change of Control shall be based on objective facts and, to the extent applicable, in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board).

2.8. “Company” has the meaning set forth in introductory paragraph of the Plan.

2.9. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10. “Director” shall mean a non-employee member (including any prospective non-employee member) of the Board or a non-employee member (including any prospective non-employee member) of the board of directors of a Subsidiary.

2.11. “Director Award Limitations” shall have the meaning set forth in Section 4.3.

2.12. “Distribution” shall mean the distribution by Barnes & Noble, Inc., a Delaware corporation, to its stockholders of all Shares.

2.13. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.14. “Employee” shall mean any employee (including any prospective employee) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor (or prospective consultant or advisor) who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the per Share closing price of the Shares as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded. If the Company is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A.

2.17. “ISO Limitation” shall have the meaning set forth in Section 5.7.

2.18. “Limitations” shall mean, collectively, (i) the Plan Share Limitation, (ii) the Director Award Limitations, (iii) the ISO Limitation and (iv) the Section 162(m) Limitations.

2.19. “Limited Post-Distribution Period” shall mean the period commencing on the Effective Date and ending on the date of the first annual meeting of stockholders of the Company following the Distribution.

2.20. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.21. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.22. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.23. “Payee” shall have the meaning set forth in Section 13.1.

2.24. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.25. “Performance Period” shall mean that period of no less than 12 months, or, solely in the case of Performance Awards granted during the Limited Post-Distribution Period, such period as determined by the Committee in its sole discretion, in each case, established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.26. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.27. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.28. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.29. “Plan Share Limitation” shall have the meaning set forth in Section 3.1.

2.30. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31. “Restricted Period” shall have the meaning set forth in Section 7.1.

2.32. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33. “Riggio Stockholders” shall mean Leonard Riggio, his spouse, his lineal descendants, trusts for the exclusive benefit of any such individuals, the executor or administrator of the estate or the legal representative of any of such individuals and any entity controlled by any of the foregoing Persons.

2.34. “Section 162(m) Limitations” shall have the meaning set forth in Section 10.4.

2.35. “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.36. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37. “Subsidiary” shall mean any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock or similar equity interests.

2.38. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.39. “Treasury Regulations” shall mean the federal income tax regulations promulgated under the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 6,409,345 Shares shall be authorized for grant under the Plan (the “Plan Share Limitation”).

(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan. Awards that are required to be settled in cash will not reduce the Plan Share Limitation.

(c) If Shares issued upon vesting or settlement of an Award other than an Option or Stock Appreciation Right, or Shares owned by a Participant, are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the ISO Limitation and, for the avoidance of doubt, no Shares that are surrendered or tendered to the Company in payment of the exercise price of an Option or any taxes required to withheld in respect of an Option or Stock Appreciation Right shall again become available to be delivered pursuant to Awards granted under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or employees, other service providers or non-employee directors of any Affiliate prior to such acquisition or combination.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Board may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including when and under what circumstances Awards shall vest, become exercisable or be paid or settled, subject to Section 4.4) and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) subject to Sections 8.1 and 9.1, determine whether any Award will have Dividend Equivalents; (xii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xiii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board if the Award is not comparable and consistent with Awards to Directors who are not members of the Committee. The full Board may, in its sole discretion, at any time and from time to time, grant Awards to any Director or administer the Plan with respect to such Awards. In any such case, the Board shall have all the power and authority granted to the Committee herein.

(d) The Committee may delegate to a committee of one or more non-employee directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Such delegation shall be subject to the requirements of Code Section 162(m), Rule 16b-3 of the Exchange Act, and the rules of the New York Stock Exchange.

4.3. Director Award Limitations. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $500,000 (the “Director Award Limitations”).

4.4. Minimum Vesting Schedule. Except for Awards subject to vesting in whole or part based on performance criteria or awards granted to Directors, the Award Agreement for each Award shall provide for full vesting no earlier than 12 months after the applicable grant date, or, solely in the case of Awards granted during the Limited Post-Distribution Period, such period as determined by the Committee in its sole discretion, subject to any accelerated vesting and/or exercisability, as applicable, determined by the Committee in such Award Agreement, the Plan or any other applicable arrangement to apply upon the occurrence of a specified event.

ARTICLE 5

OPTIONS

5.1. Grant of Options. Subject to the Limitations, Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each recipient.

5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written or electronic Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time. The Committee may provide in the Award Agreement relating to an Option that such Option will be automatically exercised, without further action required by the holder, on the last day of such Option’s exercise period if, on such day, the Fair Market Value of the Shares to be acquired pursuant to an exercise of such Option exceeds the aggregate option price payable to exercise such Option.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option (at a time when the option price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award or cash (other than in connection with a “change of control” of the Company), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

5.4. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 1,204,673 Shares (the “ISO Limitation”).

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. Subject to the Limitations, the Committee may provide Stock Appreciation Rights either alone or in addition to other Awards granted under the Plan.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the base price of the right on the date of grant, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. The Committee may provide in the Award Agreement relating to a Stock Appreciation Right that such Stock Appreciation Right will be automatically exercised, without further action required by the holder, on the last day of such Stock Appreciation Right’s exercise period if, on such day, the Fair Market Value of the Shares to which such Stock Appreciation Right relates exceeds the aggregate base price of such rights on their date of grant.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the base price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(d), but subject to Section 12.2, a Stock Appreciation Right shall not have (i) a base price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, other than pursuant to Section 12.2, the Committee shall not be permitted to (A) reduce the base price of any Stock Appreciation Right after it is granted, (B) cancel any Stock Appreciation Right (at a time when the base price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award or cash (other than in connection with a “change of control” of the Company), and (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(e) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 7

RESTRICTED STOCK AWARDS

7.1. Grants. Subject to the Limitations, Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written or electronic Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, except as set forth in this Section 7.3, the right to vote such Shares and the right to receive distributions made with respect to such Shares. Subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock Award shall not be paid currently but shall be accumulated until the applicable Restricted Stock Award has vested. Furthermore, notwithstanding any provisions of the Plan to the contrary, in the case of Restricted Stock Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any cash dividends with respect to such Restricted Stock Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied. In any event, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

ARTICLE 8

OTHER STOCK UNIT AWARDS

8.1. Stock and Administration. Subject to the Limitations, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Subject to compliance with Code Section 409A, the Committee may require that any Dividend Equivalents otherwise payable with respect to an Other Stock Unit Award shall not be paid currently but shall be accumulated until the applicable Other Stock Unit Award has vested. Furthermore, notwithstanding any provision of the Plan to the contrary, in the case of Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Other Stock Unit Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE 9

PERFORMANCE AWARDS

9.1. Terms of Performance Awards. Subject to the Limitations, Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The provision of Performance Awards need not be the same with respect to each Participant. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. Notwithstanding any provision of the Plan to the contrary, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to any Performance Awards unless, until and except to the extent that the performance goals applicable to such Performance Awards are achieved or are otherwise deemed to be satisfied.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If Restricted Stock, a Performance Award or an Other Stock Unit Award is determined to be subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales (including same store or comparable sales); net sales; return on sales; cash flow (including operating cash flow and free cash flow); cash flow per Share (before or after dividends); cash flow return on investment; cash flow return on capital; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals or ratios including those measuring liquidity, activity, profitability or leverage; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; customer satisfaction; customer growth; user time spent online; unique users; registered users; user frequency; user retention; web page views; employee satisfaction; employee turnover; productivity or productivity ratios; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); gross profits; gross or net profit margin; operating margin; gross profit growth; year-end cash; cash margin; revenue; net revenue; product revenue or system-wide revenue (including growth of such revenue measures); operating earnings; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating efficiencies; average inventory; inventory turnover; inventory shrinkage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel; debt reduction; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges or infrequently occurring items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) a change in accounting standards required by generally accepted accounting principles, (d) asset write-downs, (e) litigation or claim judgments or settlements, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) tax law changes, (j) costs associated with refinancing or repurchase of bank loans or debt securities, (k) unbudgeted capital expenditures or (l) a business interruption event. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. For the avoidance of doubt, consistent with Sections 7.3, 8.1 and 9.1, in the case of any Awards that are subject to this Article 10, a Participant shall not be entitled to receive payment for any dividends or Dividend Equivalents with respect to such Awards unless, until and except to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied.

10.3. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4. Limitations on Grants to Individual Participant. In any fiscal year of the Company, subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights with respect to more than 1.5 million Shares or (ii) be paid more than 1.5 million Shares (or the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant vesting, payment or settlement date), pursuant to Restricted Stock Awards, Performance Awards and/or Other Stock Unit Awards, in the case of clause (ii), to the extent intended to be “performance-based compensation” under Code Section 162(m). In addition to the foregoing, the maximum dollar value payable to any Participant in any fiscal year of the Company with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than Shares (including cash), to the extent intended to be “performance-based compensation” under Code Section 162(m), is $10 million (the foregoing limitations in this Section 10.4, the “Section 162(m) Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.5. Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof. Notwithstanding anything in this Article 10 to the contrary, to the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards, but will not be subject to the Share or dollar limitations set forth in Section 10.4 above.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

11.1. Assumption Upon Change of Control. Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and shall not be accelerated as described in Section 11.2. For the purposes of this Section 11.1, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Section 11.2. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.1 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

11.2. Acceleration Upon Change of Control. Notwithstanding Section 11.1, and except as provided in the applicable Award Agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards in accordance with Section 11.1, upon the Change of Control (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable, (b) restrictions on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control and at the level determined by the Committee), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any provision of this Section 11.2, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation within the meaning of Code Section 409A, in the event of a Change of Control that does not qualify as an event described in Code Section 409A(a)(2)(A)(v), such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Code Section 409A following such Change of Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (i) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the option or base price, as applicable, per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Option and Stock Appreciation Right outstanding at such time with an option or base price, as applicable, per Share that exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control shall be canceled for no consideration.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act;

and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(d), (e) increase the maximum permissible term of any Option or Freestanding Stock Appreciation Right specified by Section 5.4 or Section 6.2(d), as applicable, (f) amend any provision of Section 10.4 or (g) amend the penultimate sentence of Section 12.3. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant under any Award previously granted without such Participant’s consent, provided, however, that the Board may amend, modify or terminate the Plan without the consent of such Participant if it deems such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affects the rights of all similarly situated Participants.

12.2. Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction (including any Change of Control) or event such as a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, including each of the Plan Share Limitation, the ISO Limitation and the Section 162(m) Limitations, and, in the aggregate or to any one Participant, in the number, class, kind and option or base price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, no Award shall be adjusted, substituted or otherwise modified pursuant to this Section 12.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to the Participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse, domestic partner and/or children or in which the Participant is a beneficiary or partner); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, in no event shall any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award. For the avoidance of doubt, consistent with Sections 8.1 and 9.1, in the case of any Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals or any Performance Awards, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Awards unless, until and except to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied. Such Dividend Equivalents shall not be granted if the terms of the grant of such Dividend Equivalents would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

ARTICLE 13

MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.5. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.6. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.8. Construction. All references in the Plan to “Section”, “Sections”, or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and the word “or” shall not be deemed to be exclusive.

13.9. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.10. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.11. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Distribution by the board of directors of Barnes & Noble, Inc. (the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.12. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.13. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.14. Code Section 409A. All provisions of the Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of the Plan.

13.15. Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Performance Award.

barnes&noble education

120 mountain view blvd., basking ridge, new jersey 07920

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on September 15, 2016.

Vote by Internet • Go to www.envisionreports.com/BNED • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR”
PROPOSALS 2, 4 and 5, and “ONE YEAR” FOR PROPOSAL 3.
1.	Election of Directors:	For	Withhold		For	Withhold

	01 - Michael P. Huseby	☐	☐	02 - David A. Wilson	☐	☐
				For Against Abstain			1 Year	2 Years	3 Years	Abstain

2.	Advisory vote on executive compensation.			☐ ☐ ☐	3.	Advisory vote on frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

				For Against Abstain				For	Against	Abstain

4.	To approve an amendment to the Company’s Equity Incentive Plan to increase the number of shares authorized to be issued under the plan and to approve performance goals for purposes of Section 162(m) of the Internal Revenue Code.			☐ ☐ ☐	5.	Ratification of the Appointment of Ernst & Young LLP, as the independent registered public accountants of the Company for the fiscal year ending April 29, 2017.		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

1 U P X

                             02ERCD

PLEASE VOTE TODAY!

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the Annual Meeting by promptly voting.

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BARNES & NOBLE EDUCATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Barnes & Noble Education, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the New York Marriott Downtown, 85 West Street, New York, NY 10006, on September 16, 2016, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 17, 2016.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” each of the Board of Directors’ nominees, “FOR” Proposals 2, 4 and 5, and “ONE YEAR” for Proposal 3. Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS
2, 4 and 5, and “ONE YEAR” FOR PROPOSAL 3.
1.	Election of Directors:	For	Withhold		For	Withhold
	01 - Michael P. Huseby	☐	☐	02 - David A. Wilson	☐	☐

				For Against Abstain			1 Year	2 Years	3 Years	Abstain

2.	Advisory vote on executive compensation.			☐ ☐ ☐	3.	Advisory vote on frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

				For Against Abstain				For	Against	Abstain

4.	To approve an amendment to the Company’s Equity Incentive Plan to increase the number of shares authorized to be issued under the plan and to approve performance goals for purposes of Section 162(m) of the Internal Revenue Code.			☐ ☐ ☐	5.	Ratification of the Appointment of Ernst & Young LLP, as the independent registered public accountants of the Company for the fiscal year ending April 29, 2017.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X

                                 02ERDD

PLEASE VOTE TODAY!

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the Annual Meeting by promptly voting.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BARNES & NOBLE EDUCATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Barnes & Noble Education, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the New York Marriott Downtown, 85 West Street, New York, NY 10006, on September 16, 2016, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 17, 2016.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” each of the Board of Directors’ nominees, “FOR” Proposals 2, 4 and 5, and “ONE YEAR” for Proposal 3. Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Mr. Max J. Roberts, Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)